UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ALICO, INC.

 (Name of Registrant as Specified In Its Charter)
N/A

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ALICO, INC.
10070 Daniels Interstate Court
Suite 100
Fort Myers, FL 33913
____________________
Notice of Annual Meeting of Shareholders
To be held February 27, 2018
____________________

          January 17, 2018
Dear Alico, Inc. Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Alico, Inc. (the “Company” or “Alico” or referred to as “we”, “us” or “our” in this Notice and Proxy Statement) to be held at the offices of Shumaker, Loop, and Kendrick, 101 East Kennedy Blvd., Suite 2800, Tampa, FL 33602, on February 27, 2018, at 9:30 a.m. Eastern Standard Time, for the following purposes:

1.
To elect the seven nominees named in the attached Proxy Statement as directors to serve on our Board of Directors. These seven directors will serve until the next Annual Meeting or until their respective successors have been elected and qualified;

2.	To ratify the Audit Committee’s appointment of RSM US LLP as the Company’s Independent Registered Public Accounting Firm for fiscal year 2018;

3.	To request advisory approval of the compensation of the Company’s Named Executive Officers;

4.	To recommend, by advisory vote, the frequency of the Company’s Named Executive Officers compensation program (Say-On-pay) advisory vote; and

5.	To transact any other business as may properly come before the Annual Meeting or any and all adjournments thereof.

Our Board of Directors has fixed the close of business on December 29, 2017, as the record date for determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record who own stock on the record date are entitled to receive notices about the Annual Meeting and to vote at the Annual Meeting.
For the Board of Directors

 John E. Kiernan
Chief Financial Officer and Corporate Secretary

Your vote is very important to us. You are invited to attend the meeting in person. If you need directions to the meeting location, you may contact the Corporate Secretary by phone at (239) 226-2000, by email at info@alicoinc.com or by mail at the address above. Whether or not you plan to attend and no matter how many shares you own, please mark your vote on the enclosed proxy card, sign and date it and mail it in the enclosed envelope. If you wish to attend the Annual Meeting in person, please tear off the admission ticket from the top half of the enclosed proxy card and bring it and a photo ID with you to the Annual Meeting. If you attend the Annual Meeting you may vote in person, if you wish, even if you have previously submitted a proxy. You may revoke your proxy at any time before the vote is taken by delivering to the Corporate Secretary a written revocation or a proxy with a later date or by voting your shares in person at the Annual Meeting in which case your proxy will be disregarded.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on February 27, 2018:  This Notice, the attached 2018 Proxy Statement, along with our Annual Report on Form 10-K for fiscal year 2017, are available at http://www.alicoinc.com.

ALICO, INC.
10070 Daniels Interstate Court
Suite 100
Fort Myers, FL 33913
____________________

PROXY STATEMENT
____________________

Annual Meeting of Shareholders
February 27, 2018
____________________

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders to Be Held on February 27, 2018
The Proxy Statement and accompanying Annual Report to Shareholders are available at
www.alicoinc.com or at https://materials.proxyvote.com/016230

General

Our Board of Directors seeks your proxy for use in voting at the Annual Meeting of Shareholders to be held on Thursday, February 27, 2018 at 9:30 a.m. Eastern Standard Time in Tampa, Florida. This Proxy Statement and proxy card were mailed on or about January 25, 2018 to all holders of common stock entitled to vote at the Annual Meeting.

We have enclosed with the Proxy Statement our Annual Report on Form 10-K for fiscal year 2017, which includes our audited financial statements. The Annual Report does not constitute any part of the material for the solicitation of proxies.

Record Date

Holders of shares of our common stock as of the close of business on December 29, 2017, the record date, may vote at the Annual Meeting either in person or by proxy. At the close of business on December 29, 2017, there were 8,244,357 shares of our common stock outstanding and entitled to vote on each matter properly brought up at the Annual Meeting. The common stock is our only authorized voting security, and each share of common stock is entitled to vote at the Annual Meeting. A shareholder of record giving a proxy may revoke it at any time before the vote is taken by delivering a written revocation or a proxy with a later date to the Corporate Secretary or by voting his or her shares in person at the Annual Meeting.

Purpose

At the Annual Meeting, the shareholders will be asked to vote on the following proposals:

Proposal 1: Election of seven nominees named in this Proxy Statement to serve on our Board of Directors.

Proposal 2: Ratification of the Audit Committee’s appointment of RSM US LLP as our independent registered public accounting firm for fiscal year 2018.

Proposal 3: Advisory approval of the compensation of the Company’s Named Executive Officers.

Proposal 4: Advisory vote on the frequency of the Company's Named Executive Officers compensation program (Say-On-Pay) advisory vote.

Difference Between Holding Shares as a Shareholder of Record and as a Beneficial Owner

If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the shareholder of record with respect to those shares. The Proxy Statement, the enclosed proxy card and the 2017 Annual Report to Shareholders have been sent directly to you.

If your shares are held in a stock brokerage account or by a bank or other nominee, those shares are held in “street name” and you are considered to be the “beneficial owner” of those shares. As the beneficial owner, you have the right to instruct your broker, bank or other holder of record how to vote your shares. The Proxy Statement, the 2017 Annual Report to Shareholders and other materials have been forwarded to you by your broker, bank or other nominee, who is the shareholder of record. You will receive separate instructions from your broker, bank or other holder of record describing how to vote your shares.

Voting Your Shares

Each shareholder has one vote per share. If you hold shares in your own name as a shareholder of record, you can cast your vote before the Annual Meeting by authorizing the individuals named on the enclosed proxy card to serve as your proxy to vote your shares at the Annual Meeting in the manner you indicate. You may do so by completing, signing and dating the enclosed proxy and returning it in the enclosed postage-paid envelope.

If you are a beneficial owner of shares held in street name, your broker, bank or nominee will provide you with materials and instructions for voting your shares.

Broker Discretionary Voting

Brokers do not have discretionary authority to vote on the proposal to elect directors or the advisory vote on executive compensation if they do not receive instructions from a beneficial owner. Accordingly, if you are a beneficial owner, you must instruct your broker on how you want your shares to be voted on these proposals in order for the votes to be counted. Brokers have discretionary authority to vote on the ratification of the Audit Committee’s selection of the auditor if they do not receive instructions from a beneficial owner.

Voting in Person at the Annual Meeting

If you hold shares in your own name as a shareholder of record, you are invited to attend the Annual Meeting and cast your vote at the meeting by properly completing and submitting a ballot at the meeting. If you are the beneficial owner of shares held in the name of your broker, bank or other nominee, you are invited to attend the meeting in person, but in order to vote at the meeting you must first obtain a legal proxy from your broker, bank or other nominee giving you the right to vote those shares and submit that proxy along with a properly completed ballot at the meeting.

How You Can Change or Revoke Your Vote

If you hold shares in your own name as a shareholder of record, you may change your vote or revoke your proxy at any time before voting begins by:

•	giving written notice of revocation to our Corporate Secretary at any time before the voting begins; or

•	signing and delivering a proxy that is dated after the proxy you wish to revoke; or

•	attending the Annual Meeting and voting in person by properly completing and submitting a ballot.

Attendance at the Annual Meeting, in and of itself, will not cause your previously granted proxy to be revoked unless you vote at the meeting.

We must receive your notice of revocation or later-dated proxy at or prior to voting at the Annual Meeting for it to be effective. It should be delivered to:

Alico, Inc.
10070 Daniels Interstate Court
Suite 100
Fort Myers, FL 33913
Attention: Corporate Secretary

You may hand deliver a written revocation notice, or a later-dated proxy, to the Corporate Secretary at the Annual Meeting before the voting begins.

If you are the beneficial owner of your shares held in street name and if you wish to change your vote, please check with your bank or broker and follow the procedures your bank or broker provides.

Quorum

The presence at the Annual Meeting, in person or by proxy, of holders of 4,122,179 shares (a majority of the number of shares of common stock issued and outstanding and entitled to vote as of the record date) is required to constitute a quorum to transact business at the meeting. Proxies marked “abstain” and broker “non-votes” will be counted in determining the presence of a quorum.

Abstentions

An abstention occurs when a shareholder sends in a proxy with explicit instructions to decline to vote regarding a particular proposal. An abstention with respect to any proposal for the Annual Meeting will not be counted as a vote “cast” for or against the proposal. Consequently, an abstention with respect to any of the proposals scheduled for a vote at the Annual Meeting will not affect the outcome of the vote.

Broker Non-votes

Broker “non-votes” are shares held by brokers or nominees for whom voting instructions have not been received from the beneficial owners or the persons entitled to vote those shares. The broker or nominee does not have discretionary voting power under rules applicable to broker-dealers, so the broker is unable to cast those uninstructed shares. A broker “non-vote” with respect to a proposal will not be counted as a vote “cast” for or against the proposal. Consequently, a broker “non-vote” will not affect the outcome of the vote.

Voting Requirements

Election of Directors

Directors are elected by a plurality of the votes cast at the meeting, which means that the seven nominees who receive the highest number of votes cast in favor of their election as Director will be elected as Directors, even if those nominees do not receive a majority of the votes cast. Any shares not voted (whether by abstention, broker “non-vote” or otherwise) will not be counted as votes cast and will have no effect on the outcome of the vote. Shareholders may not cumulate votes in the election of the directors.

Ratification of Independent Registered Public Accounting Firm

To ratify the appointment of our independent registered public accounting firm, the “for” votes cast in favor of the matter must exceed the “against” votes cast against the matter. Any shares not voted (whether by abstention, broker “non-votes” or otherwise) will not be counted as votes cast and will not have an effect on the outcome of the vote.

Advisory Approval of the Company’s Executive Compensation

To approve the non-binding resolution regarding approval of the executive compensation, the “for” votes cast in favor of the matter must exceed the “against” votes cast against the matter. Any shares not voted (whether by abstention, broker “non-votes” or otherwise) will not be counted as votes cast and will not have an effect on the outcome of the vote.

Proxy Solicitation — Counting the Votes

We are soliciting your proxy for the Annual Meeting and will pay all costs related to the proxy solicitation process. The cost of preparing, assembling and mailing the Notice of Meeting, this Proxy Statement, the enclosed proxy ballot and the printing of the Annual Report on Form 10-K for fiscal year 2017 will be paid by the Company. Following the mailing of this Proxy Statement, Directors, officers and regular employees of the Company may solicit proxies by mail, telephone, e-mail, or in person; such persons will receive no additional compensation for such services. We will request brokerage houses, bankers and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of our common stock. We will reimburse them for reasonable out-of-pocket expenses they incur for the solicitation.

A representative of our transfer agent, Computershare, will tabulate the votes and act as inspector of election to certify the results.

Attending the Annual Meeting

You must be a holder of Alico shares as of the record date of December 29, 2017 to attend the Annual Meeting. If you plan to attend the Annual Meeting in person, please tear off the admission ticket from the top half of the enclosed proxy card and bring it with you to the Annual Meeting to gain access. Please note that seating is limited and admission will be on a first-come, first-served basis.

If you plan to attend the Annual Meeting in person, you must bring your admission ticket, along with a valid government-issued photo identification, such as a driver’s license, that matches your name on the admission ticket, prior to the start of the Annual Meeting. We reserve the right to deny admission to any person who does not bring both a valid admission ticket and photo identification, with matching names.

For security reasons, you and your bags may be subject to search prior to your admittance to the
Annual Meeting. Attendees will not be permitted to bring food or beverages, cameras, camera phones, cell phones, recording equipment, electronic devices, computers, large bags, briefcases, weapons (including any item we may deem to be a weapon in our sole discretion) or packages into the Annual Meeting.

The Annual Meeting will begin promptly at 9:30 a.m. Eastern Standard Time. Check-in will begin at 9:00 a.m., Eastern Standard Time, and you should allow time for the check-in procedures.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of our common stock as of January 12, 2018, by (i) each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) each Director and Director nominee, (iii) our Named Executive Officers ("NEOs") and (iv) all of our Directors and Executive Officers as a group. Unless otherwise indicated, the persons listed in this table have sole voting and investing power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

	Shares Beneficially Owned(1)
Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership	Percent of Class
5% Shareholders
734 Investors, LLC (2)	3,725,457	45.1%
410 Park Avenue, 17th Floor
New York, NY 10022
734 Agriculture, LLC (2)	3,725,457	45.1%
410 Park Avenue, 17th Floor
New York, NY 10022
Thomas E. Claugus / GMT Capital Corp.(3)	518,266	6.3%
2100 Riveredge Parkway, Suite 840
Atlanta, GA 30328
Directors and Executive Officers (4)
George R. Brokaw (5) (6)	4,112,385	49.8%
R. Greg Eisner (6)	15,197	*
Benjamin D. Fishman (7)	—	*
W. Andrew Krusen, Jr. (6) (8)	16,250	*
Joseph Sambuco (6)	11,661	*
Henry R. Slack (9)	10,138	*
Remy W. Trafelet (6) (10)	4,794,179	58.2%
John E. Kiernan (11)	13,000	*
Richard Rallo, CPA	—	*
James Sampel	—	*

All Executive Officers, Directors and Director nominees as a group (11 persons)	4,964,810	60.1%
____________________
* Less than 1%.

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) that deem shares to be beneficially owned by any person who has or shares voting and/or investment power with respect to such shares.

(2)
The beneficial ownership numbers for Messrs. Brokaw and Trafelet include 3,705,457 shares acquired by 734 Investors, LLC (“734 Investors”) and 20,000 shares acquired by Mr. Brokaw in his capacity as 734 Investors’ designee on November 19, 2013 as reported on the Schedule 13D filed November 29, 2013 by 734 Investors, 734 Agriculture, LLC (“734 Agriculture”) and Messrs. Brokaw and Trafelet. Pursuant to the Designee Agreement, Mr. Brokaw agreed to vote the 20,000 shares acquired by him in the Share Purchase (see “Certain Relationships and Related Party Transactions”) as directed by 734 Investors and not to transfer, sell or otherwise dispose of those shares except pro rata with 734 Investors’ disposition of its shares of common stock. Because of its position as the sole managing member of 734 Investors, 734 Agriculture may be deemed to be the beneficial owner of the 3,705,457 shares owned by 734 Investors and the 20,000 shares owned by Mr. Brokaw and subject to the Designee Agreement.

(3)
GMT Capital Corp.’s ("GMT") Schedule 13G/A filed on November 13, 2017 reflected 518,266 beneficially owned shares held as of November 13, 2017. Mr. Claugus, President of GMT, is also deemed to be a beneficial owner of the 518,266 shares by virtue of his position with GMT.

(4)	Except as set forth in this table or the footnotes thereto, the business address of each Director and NEO listed is c/o Alico, Inc., 10070 Daniels Interstate Court, Suite 100, Fort Myers, FL 33913.

(5)
As one of the two controlling persons of 734 Agriculture, Mr. Brokaw may be considered to be the indirect beneficial owner of, and to have shared power to vote or to direct the vote and to dispose of or to direct the disposition of, 3,705,457 shares of common stock held directly by 734 Investors. In addition, pursuant to the Designee Agreement, Mr. Brokaw may be deemed to have shared power with Mr. Trafelet to vote or to direct the vote and to dispose of or to direct the disposition of 20,000 shares acquired directly by Mr. Brokaw in the Share Purchase. Mr. Brokaw disclaims beneficial ownership of the 3,705,457 shares held by 734 Investors except to the extent of his pecuniary interest therein. The beneficial ownership numbers for Mr. Brokaw also include 270,882 shares held by Delta Offshore Master II, LTD (the “Fund”) of which Mr. Brokaw may be considered to be the indirect beneficial owner by virtue of his position with Trafelet Brokaw Capital Management, L.P. (“TBCM”) which serves as investment manager to the Fund and, in such capacity, exercises voting and investment control over securities held for the accounts of the Fund. Mr. Brokaw disclaims beneficial ownership of the shares held by the Fund except to the extent of his pecuniary interest therein. Mr. Brokaw’s beneficial ownership also includes 100,849 shares acquired in connection with the Company's merger with 734 Citrus Holdings, LLC (see “Certain Relationships and Related Party Transactions”) and 15,197 shares received under the Directors Stock Compensation Plan pursuant to the Director’s election to receive shares in lieu of cash fees.

(6)	Includes shares received under the Directors Stock Compensation Plan pursuant to such Director’s election to receive shares in lieu of cash fees.

(7)
Does not include 15,630 shares issued to Mr. Fishman as nominee on behalf of Arlon Food and Agriculture Advisors LLC. Mr. Fishman subsequently transferred these shares to Arlon Valencia Holdings LLC. Mr. Fishman is serving as a director on behalf of Arlon and received the shares as nominee in connection with such service on the Board of Directors.

(8)
The beneficial ownership numbers for Mr. Krusen include 1,000 shares held by WIT Ventures, Ltd. (“WIT”) of which Mr. Krusen may be considered to be the indirect beneficial owner by virtue of his position as President of Dominion Financial Group, Inc. (“DFG”), the managing general partner of WIT which solely holds voting and dispositive powers. Mr. Krusen has investment authority over shares held by DFG pursuant to a Consulting Agreement between Mr. Krusen and DFG.

(9)
Montac Trust, a trust of which Mr. Slack is a beneficiary, holds 1,820 shares of common stock. Mr. Slack disclaims beneficial ownership of the shares held by such trust except to the extent of his pecuniary interest therein.

(10)
As one of the controlling persons of 734 Agriculture, Mr. Trafelet may be considered to be the indirect beneficial owner of, and to have shared power to vote or to direct the vote and to dispose of or to direct the disposition of, 3,725,457 shares of common stock beneficially owned by 734 Investors. Mr. Trafelet disclaims beneficial ownership of the 3,725,457 shares held by 734 Investors and Mr. Brokaw except to the extent of his pecuniary interest therein. The beneficial ownership numbers for Mr. Trafelet also include 270,882 shares held by the Fund of which Mr. Trafelet may be considered to be the indirect beneficial owner by virtue of his position with TBCM, which serves as investment manager to the Fund and, in such capacity, exercises voting and investment control over securities held for the accounts of the Fund. Mr. Trafelet disclaims beneficial ownership of the common stock held by the Fund except to the extent of his pecuniary interest therein. The beneficial ownership numbers for Mr. Trafelet also include 77,110 shares held in third party accounts managed by TBCM. Mr. Trafelet may be considered to be the indirect beneficial owner of shares held in such accounts by virtue of his position with TBCM. The beneficial ownership numbers for Mr. Trafelet also include 701,944 shares acquired in connection with the Company’s merger with 734 Citrus Holdings, LLC (see “Certain Relationships and Related Party Transactions”) of which 350,972 shares are held by RCF 2014 Legacy LLC. Mr. Trafelet exercises investment control over the securities held by this trust and disclaims beneficial ownership of shares held by RCF 2014 Legacy LLC except to the extent of his pecuniary interest therein. Mr. Trafelet’s beneficial ownership also includes 18,786 shares received under the Directors Stock Compensation Plan pursuant to the Director's election to receive shares in lieu of cash fees.

(11)	The amounts shown for Mr. Kiernan represent shares received under a restricted stock award agreement. Approximately 2,666 of the indicated shares are vested as of January 12, 2018.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who beneficially own more than 10% of the Company’s Common Stock, to file initial reports of ownership and reports of changes of ownership with the Securities and Exchange Commission and furnish copies of those reports to the Company.

Specific due dates for such reports have been established by the SEC and the Company is required to disclose any failure to file reports by such dates. Based solely on the review of copies of such reports and amendments thereto and other information furnished to us, we believe that, during fiscal year 2017, all Directors, Executive Officers and persons who beneficially own more than 10% of our common stock complied in a timely manner with all such filing requirements except in the following instances: a failure to timely report on Form 4 the December 31, 2016 stock option grants to Messrs. Trafelet, Slack and Brokaw and a failure to timely file a Form 3 with respect to Mr. Rallo upon his becoming an officer on June 30, 2017.

PROPOSAL 1:
ELECTION OF DIRECTORS

The Board of Directors currently consists of seven members. Accordingly, at the Annual Meeting, seven Directors will be elected to hold office for the ensuing year or until their respective successors are duly elected and qualified, unless they earlier resign or a vacancy is created due to the death or removal of any such Director or for other cause in accordance with the Amended and Restated Bylaws of the Company. Unless authority is withheld on the attached form of proxy card, such proxy will be voted FOR the election of the nominees set forth below to serve as Directors. The proxy cannot be voted for a greater number of persons than seven. The Board of Directors has determined that all nominees are qualified to serve. All nominees, who are all currently members of the Board of Directors, have consented to being named in this Proxy Statement and have notified management that they will serve, if elected. Management knows of no reason why any of these nominees would be unable or unwilling to serve, but, if any of the nominees should be unable or unwilling to serve as a Director, the persons designated as proxies reserve full discretion to cast their votes for another person in his/her place.

Nominees for Directors to be Elected at the 2018 Annual Meeting of Shareholders to Serve Until 2019

The following sets forth a brief summary of each Director’s principal occupation, recent professional experience and other qualifications, considered by the Nominating and Governance Committee and the Board of Directors, and directorships at other public companies in the past five years, if any.

Nominee	Age	Position with the Company, if any	Business Experience and Qualifications

George R. Brokaw	50	Vice Chairman
Mr. Brokaw has served on the Board of Directors since November 19, 2013 and as Vice Chairman since December 31, 2016, and brings to the Board of Directors extensive knowledge and experience in the areas of business, finance and capital markets. Mr. Brokaw is a Managing Partner at Trafelet Brokaw & Company, LLC, a New York-based private investment management firm, and a director of DISH Network Corporation. He previously served as the Managing Director of the Highbridge Growth Equity Fund at Highbridge Principal Strategies, LLC. Prior to joining Highbridge in 2012, Mr. Brokaw was a Managing Partner and Head of Private Equity at Perry Capital, LLC (“Perry”). Mr. Brokaw also served as a director to several companies, including: American Energy Partners Inc., Capital Business Credit LLC, Timberstar, and Value Place Holdings LLC. Prior to joining Perry in 2005, Mr. Brokaw was Managing Director of Lazard Frères & Co. LLC. Mr. Brokaw received a B.A. degree from Yale University and J.D. and M.B.A. degrees from the University of Virginia. Mr. Brokaw is a member of the New York Bar.

Nominee	Age	Position with the Company, if any	Business Experience and Qualifications
R. Greg Eisner	35
Mr. Eisner has served on the Board of Directors since November 19, 2013, and brings extensive knowledge and experience in finance and investments.  Mr. Eisner is the President of Engineers Gate LP, a proprietary quantitative trading firm founded in early 2014, and consults for Dubin & Co. LP, an investment firm managed on behalf of Glenn Dubin and his family interests.  Prior to joining Dubin & Co. in 2013, Mr. Eisner was a Managing Director and the Chief Operating Officer of Hedge Fund Strategies for J.P. Morgan Asset Management.  From 2005 through 2012, Mr. Eisner held various positions at Highbridge Capital Management, including Head of Corporate Strategy and, in 2010, led J.P. Morgan and Highbridge’s purchase of a majority interest in Gávea Investimentos.  Mr. Eisner has served on a number of private company boards and board committees across the financial, energy, retail, and media sectors.  Prior to joining Highbridge in 2005, Mr. Eisner was an investment banker in Mergers and Acquisitions at The Blackstone Group.  Mr. Eisner earned his B.S. degree in Economics and B.A. degree in Philosophy, magna cum laude, from the Wharton School at the University of Pennsylvania, where he was a Joseph Wharton and Benjamin Franklin Scholar.

Nominee	Age	Position with the Company, if any	Business Experience and Qualifications
Benjamin D. Fishman	41
Mr. Fishman has served on the Board of Directors since November 19, 2013 and brings to the Board of Directors extensive knowledge and experience in the agriculture industry.  Mr. Fishman is a Managing Director of Arlon Group, the investment arm of Continental Grain Company, and is focused on the activities of the Arlon food and agriculture investment program, which targets investments across the food and agriculture value chain and seeks to provide long-term growth capital for companies. Mr. Fishman began his career at Continental Grain Company in 1998. He left Continental Grain Company to co-found The Grow Network in 2000, which was sold to the McGraw-Hill Companies in 2004.  In 2005, Mr. Fishman was a National Finalist for the White House Fellowship, and currently, Mr. Fishman is a board member of Grandpoint Capital, Inc., CiCi's Holdings, Inc., and The Coastal Companies, and a Member of the Alumni Council of Collegiate School in New York City.  Mr. Fishman received his B.A. degree, cum laude, from Princeton University.

Nominee	Age	Position with the Company, if any	Business Experience and Qualifications
W. Andrew Krusen, Jr.	69
Mr. Krusen has served on the Board of Directors since November 19, 2013 and brings to the Board of Directors extensive knowledge and experience in the areas of business leadership, finance and capital markets and real estate. Mr. Krusen is Chairman and Chief Executive Officer of Dominion Financial Group, Inc., a merchant banking organization that provides investment capital to the natural resources, communications and manufacturing and distribution sectors. He is also the managing member of Gulf Standard Energy, LLC, an oil and gas concern, and the managing member of Krusen-Douglas, LLC, a large landowner in the Tampa, Florida area. Mr. Krusen serves as a director of publicly traded Exactech, Inc., a developer and distributor of orthopedic implant devices, Raymond James Trust Company, a subsidiary of Raymond James Financial, Inc., as well as several privately held companies, including Beall’s Inc. and Romark Laboratories, L.C. He is currently a director and Chairman of Florida Capital Group, Inc., a Florida bank holding company, as well as Florida Capital Bank, N.A., its wholly owned subsidiary. Mr. Krusen is a former member of the Young Presidents’ Organization, and is currently a member of the World President’s Organization and the Society of International Business Fellows. He is a past Chairman of Tampa’s Museum of Science and Industry. Mr. Krusen holds a B.A. degree in Geology from Princeton University.

Nominee	Age	Position with the Company, if any	Business Experience and Qualifications
Joseph S. Sambuco	56
Mr. Sambuco serves as the Chairman, President and Chief Executive Officer at Colonnade Properties LLC. Mr. Sambuco began his real estate career at Lazard Freres & Co in 1982 in their Real Estate division. He focused on the accounting, reporting and due diligence for over $2.0 billion in commercial real estate assets and was also actively involved the firm's real estate consulting and advisory business. In 1989, Mr. Sambuco became a Managing Director and the Chief Financial Officer of The Taylor Simpson Group ("TSG") when TSG purchased the assets of Lazard's property investment company. He held these responsibilities until 1999 when he formed Colonnade Properties LLC in joint venture with Prudential Real Estate Investors to acquire all assets of TSG. During his career, Mr. Sambuco has been involved with the development of over $1.0 billion of commercial real estate projects, the acquisition of in excess of $5.0 billion of commercial real estate and the operation of more than 15.0 million square feet of commercial real estate. He has been an Independent Director at Alico, Inc. since May 2017. He serves as a Director of the Palm Beach Civic Association and a Trustee on the board of the Palm Beach Day Academy. Mr. Sambuco has a B.A. in Accounting from Rutgers University (1982).

Nominee	Age	Position with the Company, if any	Business Experience and Qualifications
Henry R. Slack	67	Executive Chairman
Mr. Slack has served on the Board of Directors since November 19, 2013 and as Executive Chairman since December 31, 2016, and brings to the Board of Directors extensive experience in the areas of business, finance and capital markets. Mr. Slack served as Chairman of Terra Industries, an international nitrogen-based fertilizer company, from 2001 until 2010, and as a director of Terra Industries from 1983 to 2010. Mr. Slack is Chairman of the Advisory Board of Blakeney Limited Partners. For many years he has also served as a director of E. Oppenheimer and Son International Limited, formerly a private investment and family holding company. He was Chief Executive Officer of Minorco SA, an international mining company, from 1991 until 1999, when that company merged with Anglo American Corporation to form Anglo American plc. Mr. Slack was a member of the board of directors and the executive committee of Anglo American Corporation, an international mining finance company, from 1981 until 1999. He has also served on the board of directors of Salomon Brothers Inc., a provider of investment-banking, securities underwriting, and foreign exchange trading services, from 1982 to 1988, SAB Miller plc., one of the world’s largest brewers, from 1998 to 2002, and for more than 20 years on the board of Engelhard Corporation, a supplier of catalysts used in the petroleum, chemical and food industries, until its acquisition in 2006. Mr. Slack holds a B.A. degree in History from Princeton University.

Nominee	Age	Position with the Company, if any	Business Experience and Qualifications
Remy W. Trafelet	47	President and Chief Executive Officer
Mr. Trafelet has served on the Board of Directors since November 19, 2013 and as President and Chief Executive Officer since December 31, 2016, and brings to the Board of Directors extensive knowledge and experience in the areas of finance and capital markets. Mr. Trafelet is a Managing Partner of Trafelet Brokaw & Company, LLC, a New York-based private investment management firm. Mr. Trafelet also serves as Managing Member of Trafelet Brokaw Capital Management, LP, and a Member of 734 Agriculture, LLC. He currently serves as Chairman of HazelTree Treasury Management Solutions, which Mr. Trafelet founded in 2009. In 2000, Mr. Trafelet founded Trafelet Delta Funds, LLC. Prior to founding Trafelet Delta Funds, LLC, Mr. Trafelet was a portfolio manager at Fidelity Management and Research Company. Mr. Trafelet is a board member of Children's Scholarship Fund and Boys Club of New York. Mr. Trafelet earned an A.B. degree from Dartmouth College, where he graduated with honors and was named a Presidential Scholar. He is also a Chartered Financial Analyst.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF THE NOMINEES NAMED ABOVE FOR THEIR ELECTION AS DIRECTORS.

How Nominees Are Selected
Typically, Board of Directors vacancies are filled from nominees recommended by the Nominating and Governance Committee after considering nominees proposed by Directors or those who come to the attention of the Nominating and Governance Committee through their performance in areas of benefit to the Company. In addition, the Nominating and Governance Committee will accept for consideration the names of qualified nominees submitted by shareholders of the Company, including nomination proposals that comply with the Nominating and Governance Committee’s formal policy with regard to shareholder nominations as described below in the section entitled “Committees of the Board; Nominating and Governance Committee.” These processes are expected to remain the same for the foreseeable future.

Director Qualifications — The Nominating and Governance Committee determines the selection criteria of Director nominees based upon the Company’s needs at the time nominees are considered. In evaluating Director candidates, the Nominating and Governance Committee will consider a candidate’s:

•	intellect;

•	integrity;

•	broad-based experience at the policy-making level in business, government, education or the public interest;

•	analytical ability;

•	ability to qualify as an Independent Director;

•	ability and willingness to devote time and energy to effectively carry out all Director responsibilities; and

•	unique qualifications, skills and experience

The Nominating and Governance Committee considers the diversity of Director candidates and seeks to enhance the overall diversity of the Board of Directors. Each candidate’s diversity in terms of race, gender, national origin and other personal characteristics is considered. The Nominating and Governance Committee also assesses each candidate’s contribution to the diversity of the Board of Directors in a broader sense, including age, education, experience, skills and other qualifications.  While the Nominating and Governance Committee carefully considers diversity when evaluating Director candidates, it has not adopted a formal diversity policy.

The Nominating and Governance Committee recommends Director nominees to the Board of Directors to be submitted for election at the next Annual Meeting of Shareholders. The Board of Directors selects Director nominees based on its assessment and consideration of various factors. These factors include the current Board of Directors profile, the long-term interests of shareholders, the needs of the Company and the goal of creating an appropriate balance of knowledge, experience and diversity on the Board of Directors. The Audit Committee members are selected based on their expertise and independence in accordance with current SEC and NASDAQ rules.

We believe that our Director nominees are well qualified under the criteria described above. Each Director nominee brings a variety of qualifications, skills, attributes and experience to the Board of Directors.

A common trait among our Director nominees is executive leadership experience. Such experience brings a variety of benefits, including an understanding of business management, various business functions and strategic planning. Other advantages of an executive leadership background include experience with policy making, risk management and corporate governance matters.

The biographical information above identifies and highlights additional qualifications, skills, attributes and experience that each Director nominee brings to the Board of Directors.

Corporate Governance Matters

Directors Independence — Alico, Inc. is a “Controlled Company”

734 Agriculture and its affiliates, including 734 Investors and Messrs. Trafelet and Brokaw, directly or indirectly own approximately 59.5% of our outstanding voting stock, and therefore, we are a “controlled company” under the NASDAQ corporate governance rules. Accordingly, we are exempt from the Independent Director requirements of NASDAQ with respect to the composition of our Board of Directors and our Compensation and Nominating and Governance Committees. Our Audit Committee, however, must be comprised of Independent Directors. To be considered independent under NASDAQ rules, a Director may not be employed by Alico or engage in certain types of business dealings with Alico. In addition, as required by NASDAQ rules, the Board of Directors is required to make an affirmative determination that the Director has no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities as a Director.

The Board of Directors has determined that there are no material relationships between the Company and each of Messrs. Eisner, Fishman, Krusen and Sambuco. Accordingly, Messrs. Eisner, Fishman, Krusen and Sambuco qualify as, and are determined to be, independent in accordance with the NASDAQ listing rules and the Sarbanes-Oxley Act of 2002.

It is the policy of the Board of Directors to have separate meetings for Independent Directors at least twice a year and at other times as requested by an Independent Director. Each meeting shall be led by a chairman chosen pro tem by the Independent Directors. The Company met this requirement during the fiscal year ended September 30, 2017.

Right to Designate Directors

As the owners of approximately 59.5% of our outstanding voting stock, 734 Agriculture and its affiliates, including 734 Investors and Messrs. Trafelet and Brokaw, collectively have the voting power to control the election of Directors and any other matter requiring the affirmative vote or consent of our shareholders. There is no agreement between the Company and 734 Agriculture or the Company and 734 Investors with respect to the right to elect Directors. The operating agreement of 734 Investors does provide, however, that 734 Investors will cause one person (or two persons, if the Board of Directors is comprised of eleven or more members) designated by an affiliate of Arlon Group to be elected to the Board of Directors, as long as such person(s) satisfies certain conditions set forth in the operating agreement, including Director independence criteria. Mr. Fishman is the designee of Arlon Group.

Board of Directors Leadership Structure and Role in Risk Oversight

The leadership structure of the Board of Directors is based on the concept of an appropriate balance between management and the Board of Directors. The Board of Directors currently consists of seven members. Currently the positions of Chairman of the Board and Chief Executive Officer are held by separate people. Effective December 31, 2016, Mr. Slack, who was at that time serving as the non-executive Chairman of the Board, became the Executive Chairman of the Company, and Mr. Brokaw, who was serving as a non-executive Director, became the Executive Vice Chairman of the Company. The Board of Directors believes that the current separation of the Chairman and Chief Executive Officer roles allows Mr. Trafelet, as Chief Executive Officer, to focus his time and energy on managing and operating our Company while permitting our Company to take advantage of Mr. Slack’s broad business experience, financial business perspectives and extensive background in monitoring public companies. The Board of Directors determined to create a separate Vice Chairman role to focus on strategic initiatives and on optimizing the Company’s capital structure. The Board of Directors appointed Mr. Brokaw as Vice Chairman effective December 31, 2016, because of his extensive financial and investment expertise and strong background in mergers and acquisitions and capital markets. The Board of Directors also believes that its Independent Directors provide strong leadership and complement the talents of our management team.

The Board of Directors has delegated certain duties with respect to risk oversight for the Company to the Audit Committee, which is comprised solely of Independent Directors. Under the terms of the Board of Directors’ Audit Committee Charter, the Audit Committee is charged with discussing with management our major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. The Audit Committee provides regular reports to the Board of Directors, and the Board of Directors considers risk assessment and risk management policies where appropriate.

Committees of the Board of Directors

The Company currently has the following standing committees: an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The descriptions set forth below provide detailed information about the activities of these Committees during the 2017 fiscal year, as well as the current composition of each Committee.

Executive Committee

The Executive Committee is empowered to act for the Board of Directors, to the fullest extent permitted by law, for the purpose of directing the operational management and polices of the Company, including the adoption of productivity measures, and to take other measures between regularly scheduled meetings of the Board of Directors. The Executive Committee’s Charter is available on the Company’s website at http://www.alicoinc.com, in the Corporate Governance section of the Investors webpage, and is available in printed form upon request from the Corporate Secretary, 10070 Daniels Interstate Court Suite 100, Fort Myers, FL 33913. The Executive Committee is currently composed of the following Directors: Remy W. Trafelet (Chairman), George R. Brokaw, Benjamin D. Fishman and Henry R. Slack. The Executive Committee met one time in fiscal year 2017.

Audit Committee

The Audit Committee acts on behalf of the Board of Directors in fulfilling the Board of Directors’ oversight responsibilities with respect to the following:

•	reviewing the accounting and financial reporting processes and the annual independent audit of the financial statements;

•	maintaining the integrity of the Company’s financial statements and disclosures;

•	complying with legal and regulatory requirements;

•	reviewing the retention, qualifications, compensation, independence and performance of the Company’s independent registered public accounting firm;

•	ensuring the Company maintains internal audit processes; and

•	providing an avenue of communication between management and the internal and external auditors.

The Audit Committee’s Charter is available on the Company’s website at http://www.alicoinc.com, in the Corporate Governance section of the Investors webpage, and is available in printed form upon request from the Corporate Secretary, 10070 Daniels Interstate Court Suite 100, Fort Myers, FL 33913.

The Audit Committee is currently composed of four independent Directors: Benjamin D. Fishman (Chairman), R. Greg Eisner, W. Andrew Krusen, Jr. and Joseph S. Sambuco. All members of the Audit Committee are Independent Directors in accordance with the applicable NASDAQ listing standards. The Board of Directors has determined that Mr. Fishman is qualified to serve, and has been designated, as the Audit Committee Financial Expert. The Audit Committee met four times in fiscal year 2017.

Compensation Committee

The Compensation Committee is responsible for the following:

•	determining and approving the compensation of the Chief Executive Officer;

•	advising on and approving the compensation for other executive officers;

•	advising on and approving the compensation philosophies, goals and objectives for the executive officers;

•	making recommendations to the Board of Directors with respect to long-term incentive compensation and equity-based plans, including Director compensation; and

•	providing oversight of the Company’s compensation policies, plans and benefits programs.

The Compensation Committee is governed by a written charter adopted and approved by the Board of Directors. The Compensation Committee’s Charter is available on the Company’s website at http://www.alicoinc.com, in the Corporate Governance section of the Investors webpage and is available in printed form upon request from the Corporate Secretary, 10070 Daniels Interstate Court Suite 100, Fort Myers, FL 33913.

The Compensation Committee is currently composed of three Directors: R. Greg Eisner (Chairman), W. Andrew Krusen, Jr. and Joseph S. Sambuco. The Board of Directors has determined that Messrs. Eisner, Krusen and Sambuco are independent under the NASDAQ listing standards. The Compensation Committee met two times in fiscal year 2017.
Semler Brossy Consulting Group, LLC is the current compensation consultant for the Company and provides advice and data to the Compensation Committee from time to time as requested. The Compensation Committee engaged Semler Brossy Consulting Group, LLC in fiscal year 2017 to provide advice about compensation-related matters.

Compensation Committee Interlocks and Insider Participation

None of the current members of the Compensation Committee is an officer or employee of the Company. In addition, there are no interlocking relationships between any of these Directors and any other current Executive Officer of the Company, and each of the Committee members is independent under the NASDAQ listing standards.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for the following:

•	reviewing annually the performance of the Board of Directors;

•	recommending nominees to serve on the Board of Directors to fill new positions or vacancies;

•	reviewing performance and qualifications of Directors before they stand for re-election; and

•
reviewing corporate governance guidelines to assure their relevance to and compliance with the Company’s current situation and recommending changes to these principles to the Board of Directors for its consideration and approval.

The Nominating and Governance Committee’s Charter is available on the Company’s website at http://www.alicoinc.com, in the Corporate Governance section of the Investors webpage and is available in printed form upon request from the Corporate Secretary, 10070 Daniels Interstate Court Suite 100, Fort Myers, FL 33913.

Currently, the three members of the Nominating and Governance Committee are George R. Brokaw (Chairman), Benjamin D. Fishman and Henry R. Slack. The Board of Directors has determined that Mr. Fishman is independent under the NASDAQ listing standards. The Nominating and Governance Committee met one time during fiscal year 2017.

There were no fees or expenses paid to a third party in fiscal year 2017 for the identification or evaluation of potential nominees.

The Nominating and Governance Committee has adopted a formal policy with regard to the consideration of any Director candidates recommended by shareholders other than 734 Agriculture or its affiliates, including 734 Investors, Alico’s controlling shareholder group. 734 Agriculture and its affiliates, including 734 Investors, are not included in this policy because, as the controlling shareholder group of Alico, representatives of 734 Agriculture and its affiliates, including 734 Investors, may serve on the Board of Directors to express their views on corporate strategy and policy and other matters. Subject to the foregoing, the criteria for consideration of shareholder recommendations are as follows: (a) for each Annual Meeting of the Company’s shareholders, the Nominating and Governance Committee will accept for consideration only one recommendation from any shareholder or affiliated group of shareholders; (b) only candidates who satisfy the Company’s minimum qualifications for Directors will be considered; and (c) in considering shareholder recommendations, the Nominating and Governance Committee will take into account, among other factors, the size and duration of the recommending shareholder’s ownership interest in the Company and whether the shareholder intends to continue holding that interest through the Annual Meeting date.

A shareholder wishing to recommend to the Nominating and Governance Committee a candidate for election as a Director must submit the recommendation in writing to the Nominating and Governance Committee, in care of the Company’s Corporate Secretary at the address of the Company’s headquarters. Submissions by shareholders recommending candidates for election at the next Annual Meeting must comply with the same deadline as other shareholder proposals for such meeting; that is, the recommendations must be received not later than 120 calendar days nor more than 150 calendar days prior to the first anniversary of the date of the Proxy Statement for the prior Annual Meeting of shareholders. In the event that the date of the next Annual Meeting of shareholders is more than 30 days following the first anniversary date of the Annual Meeting of shareholders for the prior year, the submission must be made in a reasonable time in advance of the mailing of the Company’s next annual Proxy Statement. Each nominating recommendation must include such specified information concerning the group of shareholders making the recommendation as the Nominating and Governance Committee may determine from time to time, the name of the proposed nominee, any relationships between the recommending shareholder and the proposed nominee and the qualifications of the proposed nominee to serve as a Director. The recommendation must also be accompanied by the consent of the proposed nominee to serve if nominated and the agreement of the nominee to be contacted by the Nominating and Governance Committee, if the Nominating and Governance Committee decides to do so.

The Nominating and Governance Committee at this time is proposing seven nominees for seven positions, all of whom are currently Directors. Six of the seven Director nominees approved by the Nominating and Governance Committee for election at the 2018 Annual Meeting were Directors elected at the 2017 Annual Meeting of Shareholders. Mr. Sambuco became a Director subsequent to the 2017 Annual Meeting of Shareholders pursuant to his appointment by the Board of Directors on May 23, 2017 to fill a vacancy on the Board of Directors. Under Florida law and the Company’s Amended and Restated Bylaws, the Board of Directors may increase the number of Directors during the year and appoint additional Directors to fill the vacancies so created if it chooses to do so. There is no plan to do so at the present time.

Code of Business Conduct and Ethics and Corporate Governance Principles

The Board of Directors has adopted a Code of Business Conduct and Ethics that is applicable to all Directors, officers and employees. The code covers all areas of professional conduct, including conflicts of interest, unfair or unethical use of corporate opportunities, protection of confidential information, compliance with all applicable laws and regulations and oversight and compliance. The Board of Directors has also adopted Corporate Governance Principles to guide its own operations. Both documents are available on the Company’s website at http://www.alicoinc.com in the Corporate Governance section of the Investors webpage and are available in printed form upon request from the Corporate Secretary, 10070 Daniels Interstate Court Suite 100, Fort Myers, FL 33913.

Communications with Directors

Shareholders and other interested parties may communicate with the Board of Directors by forwarding written comments to the Board of Directors of Alico, Inc., 10070 Daniels Interstate Court, Suite 100, Fort Myers, Florida  33913. The Company contact information and procedures are also included on the Company’s website at http://www.alicoinc.com.

Board of Directors Meetings

The Board of Directors met four times during fiscal year 2017. Each Director attended all of the Board of Directors meetings and committee meetings held by all committees on which they served. It is the Company’s policy to strongly encourage its Directors to attend the Annual Meeting of shareholders, in addition to attendance at regular Board of Directors and committee meetings. All of the Directors attended the 2017 Annual Meeting of Shareholders, either telephonically or in person.

DIRECTOR COMPENSATION

Director Fees

Under our director compensation arrangement that became effective on April 1, 2013, our Directors receive an annual fee of $75,000 in cash, payable in quarterly installments. No additional fees are payable for attendance at Board of Directors meetings. For service as a standing committee chairman, Directors are paid $5,000 annually in quarterly installments, with the exception of the chairman of the Audit Committee, who receives $10,000 annually, the chairman of the Executive Committee, who receives $40,000 annually and the Chairman of the Board of Directors, who receives $50,000 annually.

Prior to the beginning of each calendar year, each Director may elect to receive all or any portion of his or her Director fees, including those received for chairing any committee, in the form of common stock with a market value at the time of such quarterly installment equal to 150% of the amount of such fees otherwise payable in cash.

Additional Arrangements

The Company pays for or provides (or reimburses Directors for out-of-pocket costs incurred for) transportation, hotel, food and other incidental expenses related to attending Board of Directors, committee or Company meetings or participating in Director education programs and other Director orientation or educational meetings.

2017 Director Compensation

The following table provides information concerning the compensation of the Company’s Directors for the fiscal year ended September 30, 2017. There were no stock options outstanding for any Director, relating to director services, as of September 30, 2017. Non-employee Directors did not participate in the Company’s pension benefit plan or in the Company’s defined contribution plan in fiscal year 2017. Accordingly, the columns for such information have been omitted from the table below. For a complete understanding of the table, please read the footnotes and the narrative disclosures that follow the table.

	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Name	($)	($)	($)
George R. Brokaw	$—	$120,000	$120,000
R. Greg Eisner	$—	$120,000	$120,000
Benjamin D. Fishman (3)	$—	$127,500	$127,500
W. Andrew Krusen, Jr.	$—	$112,500	$112,500
Henry R. Slack	$106,250	$46,875	$153,125
Joseph Sambuco (4)	$—	$28,125	$28,125
Remy W. Trafelet	$—	$217,500	$217,500
Clayton G. Wilson (5)	$37,500	$—	$37,500

(1)
All figures represent the dollar amount of cash paid for Directors’ annual fees (including any fees received in connection with service as a Chairman of a committee or Chairman of the Board of Directors).

(2)
Totals represent the value of common stock received in lieu of cash fees pursuant to each Director’s election under the Stock Incentive Plan of 2015 and the Director Compensation Plan, as recognized for financial statement reporting purposes with respect to fiscal year 2017, which for all grants were equal to the grant date fair value, computed in accordance with FASB ASC 718. Directors are granted shares of common stock in lieu of cash fees on a quarterly basis each year.

(3)
Mr. Fishman received Director fees as nominee on behalf of Arlon Food and Agriculture Advisors LLC. Mr. Fishman subsequently transferred these shares to Arlon Valencia Holdings LLC (together with Arlon Food and Agriculture Advisors LLC, “Arlon”). Mr. Fishman is serving as a director on behalf of Arlon and received the shares as nominee in connection with such service on the Board of Directors.

(4)	Mr. Sambuco was appointed to the Board of Directors effective May 23, 2017.

(5)
Mr. Wilson resigned from the Board of Directors effective February 27, 2017. Mr. Wilson received Director fees (in the form of cash) in addition to his compensation as CEO during fiscal year 2017. This amount is also reflected in the Summary Compensation Table and Grants of Plan-Based Awards Table.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that immediately follows this report. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended September 30, 2017.

Submitted by the Compensation Committee of the Board of Directors:

R. Greg Eisner, Chairman
W. Andrew Krusen, Jr.
Joseph S. Sambuco

Executive Officers

The following table sets forth certain information on each of the current Executive Officers of the Company.

Name	Age	Position and Background with the Company
Remy W. Trafelet	47
Mr. Trafelet has served on the Board of Directors since November 19, 2013 and as President and Chief Executive Officer since December 31, 2016, and brings to the Board of Directors extensive knowledge and experience in the areas of finance and capital markets. Mr. Trafelet is a Managing Partner of Trafelet Brokaw & Company, LLC, a New York-based private investment management firm. Mr. Trafelet also serves as Managing Member of Trafelet Brokaw Capital Management, LP, and a Member of 734 Agriculture, LLC. He currently serves as Chairman of HazelTree Treasury Management Solutions, which Mr. Trafelet founded in 2009. In 2000, Mr. Trafelet founded Trafelet Delta Funds, LLC. Prior to founding Trafelet Delta Funds, LLC, Mr. Trafelet was a portfolio manager at Fidelity Management and Research Company. Mr. Trafelet is a board member of Children's Scholarship Fund and Boys Club of New York. Mr. Trafelet earned an A.B. degree from Dartmouth College, where he graduated with honors and was named a Presidential Scholar. He is also a Chartered Financial Analyst.

Name	Age	Position and Background with the Company
George R. Brokaw	50
Mr. Brokaw has served on the Board of Directors since November 19, 2013 and as Vice Chairman since December 31, 2016, and brings extensive knowledge and experience in the areas of business, finance and capital markets. Mr. Brokaw is a Managing Partner at Trafelet Brokaw & Company, LLC, a New York-based private investment management firm, and a director of DISH Network Corporation. He previously served as the Managing Director of the Highbridge Growth Equity Fund at Highbridge Principal Strategies, LLC. Prior to joining Highbridge in 2012, Mr. Brokaw was a Managing Partner and Head of Private Equity at Perry Capital, LLC (“Perry”). Mr. Brokaw also served as a director to several companies, including: American Energy Partners Inc., Capital Business Credit LLC, Timberstar, and Value Place Holdings LLC. Prior to joining Perry in 2005, Mr. Brokaw was Managing Director of Lazard Frères & Co. LLC. Mr. Brokaw received a B.A. degree from Yale University and a J.D. and M.B.A. degree from the University of Virginia. Mr. Brokaw is a member of the New York Bar.

Henry R. Slack	67
Mr. Slack has served on the Board of Directors since November 19, 2013 and as Executive Chairman since December 31, 2016, and brings to the Board of Directors extensive experience in the areas of business, finance and capital markets. Mr. Slack served as Chairman of Terra Industries, an international nitrogen-based fertilizer company, from 2001 until 2010, and as a director of Terra Industries from 1983 to 2010. Mr. Slack is Chairman of the Advisory Board of Blakeney Limited Partners. For many years he has also served as a director of E. Oppenheimer and Son International Limited, formerly a private investment and family holding company. He was Chief Executive Officer of Minorco SA, an international mining company, from 1991 until 1999, when that company merged with Anglo American Corporation to form Anglo American plc. Mr. Slack was a member of the board of directors and the executive committee of Anglo American Corporation, an international mining finance company, from 1981 until 1999. He has also served on the board of directors of Salomon Brothers Inc., a provider of investment-banking, securities underwriting, and foreign exchange trading services, from 1982 to 1988, SAB Miller plc., one of the world’s largest brewers, from 1998 to 2002, and for more than 20 years on the board of Engelhard Corporation, a supplier of catalysts used in the petroleum, chemical and food industries, until its acquisition in 2006. Mr. Slack holds a B.A. degree in History from Princeton University.

Name	Age	Position and Background with the Company
John E. Kiernan	50
Executive Vice President and Chief Financial Officer (June 1, 2015-Present). Before joining Alico, Mr. Kiernan worked as the CFO of Greenwich Associates, a private global research-based consulting firm serving the financial services industry. He previously worked as the Treasurer and SVP for Capital Markets & Risk Management for Global Crossing until its $3 billion sale to Level 3 in 2011. He was also the Vice President of Investor Relations for Misys plc, which maintained a public listing on the London Stock Exchange and a NASDAQ listing for one of its subsidiaries, and a Director of Corporate Development for IBM. Earlier in his career, Mr. Kiernan served as a Managing Director at Bear Stearns, specializing in IPOs and M&A for technology companies. He received a BA in Finance and History summa cum laude from Saint Vincent College, an MBA from the Darden Graduate School of Business Administration and a Juris Doctorate from the University of Virginia School of Law. He is a member of New York Bar and a Certified Treasury Professional.

Richard Rallo, CPA	53
Chief Accounting Officer (June 30, 2017-Present). Prior to joining Alico, Mr. Rallo was employed by American Medical Alert Corp. ("AMAC"), a company involved in the manufacturing and distribution of personal emergency response systems and provider of telephone answering services, over the past 16 years in different capacities including Chief Financial Officer and most recently served as AMAC’s Chief Operating Officer and Chief Service Officer. AMAC was a publicly traded company until it was acquired by Tunstall in December 2011 at which time AMAC began doing business as Tunstall Americas. Prior to his involvement with AMAC, he held similar financial positions with Tradewell, Inc., a barter company, and Connoisseur Communications Partners L.P., a company that owned and operated radio stations. Mr. Rallo started his career in public accounting for Touche Ross & Co. and Margolin, Winer & Evens LLP.  He is a Certified Public Accountant and has a BS in accounting from the University of Denver.

Name	Age	Position and Background with the Company
James Sampel	53
Chief Information Officer (December 31, 2015-Present). Prior to joining Alico, Mr. Sampel was CIO and Managing Director of Greenwich Associates, a research based consulting firm servicing the financial services industry, Director of Information Technology for 454 Life Sciences Corporation, an early-stage life sciences equipment manufacturing company, Manager of Advanced and Emerging Technology for Perkin Elmer, a Fortune 200 manufacturer of life sciences and laboratory equipment; Previous roles with Perkin Elmer included: Manager of Global Infrastructure, Senior Network Architect, Senior Systems Analyst, Software Support Supervisor and Field Service Engineer. James earned his M.B.A. in Information Systems, Pace University; B.S. in Electronics Engineering Technology from DeVry University.

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis discusses the compensation program provided to our NEOs in fiscal year 2017 and describes the compensation philosophy on which the fiscal year 2017 compensation was based.

In fiscal year 2017, our NEOs were:

•	Remy W. Trafelet—President and Chief Executive Officer

•	Henry R. Slack—Executive Chairman

•	George R. Brokaw—Executive Vice Chairman

•	Clayton G. Wilson - Former Chief Executive Officer

•	John E. Kiernan—Executive Vice President, Chief Financial Officer and Corporate Secretary

•	Mark Humphrey, CPA—Former Chief Accounting Officer

•	Richard Rallo, CPA—Chief Accounting Officer

•	Steven C. Lewis, CPA—Former Treasurer

•	James Sampel—Chief Information Officer

The Company’s compensation philosophy and program design is intended to support the Company’s business strategy and align executives’ interests with those of shareholders and employees. A significant portion of the Company’s executive compensation opportunity is related to factors that influence shareholder value, including return on assets, long-term stock performance, and operational performance. The Company believes that as an executive’s responsibilities increase, so should the proportion of his or her total pay comprised of variable compensation and tied to long-term shareholder value creation.

Say on Pay Vote

The Company implemented the Stock Incentive Plan of 2015 following approval by shareholders at the 2015 Annual Meeting of Shareholders. The plan includes a clawback provision and prohibits stock option repricing.

At the 2017 Annual Meeting of Shareholders, our shareholders expressed their support of our executive compensation philosophy and program by approving the non-binding advisory vote on our executive compensation. Approximately 75% of votes cast supported our executive compensation policies and practices.

The Compensation Committee regularly reviews best practices related to executive compensation to ensure consistency with the Company's compensation philosophy. Consistent with this philosophy and taking into account business results, the following executive compensation practices were in place for fiscal year 2017:

•	total compensation levels for executives were generally positioned at or below the median (50th percentile) of the market;

•	a well-defined peer group of comparative companies, published surveys, and discussions with compensation consultants were used to provide a reference point in the evaluation of executive compensation;

•	modest perquisites for executives; and

•	historical share awards have generally been paid from treasury stock, subject to availability.

Executive Compensation Program and Philosophy

The intent of the Company’s executive compensation program is to attract and retain talent and to create incentives for and reward excellent performance. To that end, we seek to compensate our executives in a manner that:

•	is competitive;

•	rewards performance that creates shareholder value and recognizes individual contribution; and

•	encourages longer-term value creation.

Each year, the Compensation Committee reviews the Company’s financial performance and evaluates each executive’s role in influencing such performance to determine if, and to what extent, each NEO’s individual contribution merited discretionary compensation. The Compensation Committee utilizes quantitative and qualitative factors, including the accomplishment of initiatives, attitude, and leadership, to assess performance, taking into account the financial condition of the Company and the contribution of the NEOs in the context of relevant conditions. Conditions may include many factors beyond the executive’s control, such as weather, commodity prices, and strategic opportunities.

Compensation Consultants

The Compensation Committee makes recommendations to the Board of Directors for all aspects of executive compensation, including the structure and design of the compensation program. The Compensation Committee is responsible for retaining and terminating compensation consultants and determining the terms and conditions of their engagement. The Compensation Committee, from time to time, engages Semler Brossy Consulting Group, LLC to advise the Compensation Committee with respect to the Company’s compensation program and to perform various related studies and projects. The Compensation Committee reviewed the role of its compensation consultants and has concluded that no conflict of interest exists with Semler Brossy Consulting Group, LLC and further believes that Semler Brossy Consulting Group, LLC is independent for purposes of providing ongoing recommendations regarding executive compensation.

Pay Mix

As noted above, the Compensation Committee believes that a significant portion of each executive’s compensation opportunity should be comprised of variable compensation and tied to value creation for shareholders. The Compensation Committee believes that this mix provides an appropriate balance between the fixed compensation required to attract and retain qualified individuals and the Compensation Committee’s goal of ensuring that executive compensation rewards performance that benefits shareholders over the long term.

Base Salaries

Base salaries for the Company’s NEOs are based on their scope of responsibilities, education and training levels, leadership abilities, performance and specialized skills. Determination of salaries is based on the Company’s financial performance, overall financial condition, individual performance, and the current competitive market environment, and may include a review of the Company’s peer group and other relevant data. Because the Compensation Committee wishes to incentivize executives with pay for performance, base salary levels of the Company are generally lower than the market median.

Annual salary rates for the NEOs at September 30, 2017 are summarized in the table below:

NEO	FY 2017	FY 2016	FY 2015
Remy W. Trafelet (effective December 31, 2016)	$400,000	N/A	N/A
Henry R. Slack (effective December 31, 2016)	$250,000	N/A	N/A
George R. Brokaw (effective December 31, 2016)	$250,000	N/A	N/A
Clayton G. Wilson	N/A	$350,000	$350,000
John E. Kiernan (effective June 1, 2015)	$360,000	$325,000	$325,000
Richard Rallo, CPA (effective June 30, 2017)	$225,000	N/A	N/A
James Sampel (effective December 31, 2015)	$200,000	$200,000	N/A
W. Mark Humphrey, CPA	N/A	$200,000	$200,000
Steven C. Lewis, CPA	$200,000	$200,000	$200,000

Annual Discretionary Cash Bonuses

The Company has an annual discretionary cash bonus program (the “discretionary bonus program”). The Compensation Committee works closely with the Chief Executive Officer and Chief Financial Officer to evaluate the Company’s financial performance and overall financial condition to determine whether or not discretionary bonuses are to be paid for the fiscal year.

When the Compensation Committee determines that the interests of the Company and its shareholders would be served by the payment of discretionary bonuses, the Compensation Committee considers the individual performance of each executive and his or her role in influencing Company performance and the financial condition of the Company. In the case of NEOs other than the CEO, these evaluations are based in part on input from the Company’s CEO regarding each executive’s performance. All Compensation Committee actions regarding the discretionary bonuses are subject to the review and approval of the Board of Directors.

Based on the Company’s financial results in fiscal year 2017, the Compensation Committee approved discretionary bonuses as follows:

Executive	Payout	% of Salary
John E. Kiernan	$200,000	55.6%
Richard Rallo, CPA	$7,500	3.3%
Steven C. Lewis, CPA	$—	—%
James Sampel	$35,000	17.5%

The Compensation Committee believes that these discretionary bonuses are consistent with the Company’s fiscal year 2017 financial performance, reflect the competitive market, and are appropriate to the scope of responsibility and contribution made by each NEO.

Retirement Benefits

Executives are allowed to participate in the Company’s tax-qualified 401(k) and Profit Sharing Plan offered to all full-time employees. Under the plan, the Company provides a matching contribution of up to 4% of a participating employee’s eligible compensation. Additionally, annual discretionary contributions, based on a percentage of salary determined at the Board of Directors’ sole discretion, may be contributed pursuant to the qualified profit-sharing portion of the plan. There were no discretionary contributions authorized in fiscal year 2017. The Company authorized 3% discretionary contributions for each of the fiscal years 2016 and 2015.

Health and Welfare Benefits, Perquisites, and Other Fringe Benefits

The Company’s executives receive health and insurance benefits, such as group medical and life insurance, under plans generally available to all salaried employees. Other fringe benefits consist of supplemental life insurance, Company-provided vehicles, and housing allowances where appropriate. The Company does not own a corporate jet or helicopter nor does it pay for country club dues or other such perquisites.

Compensation Risk Assessment

From time to time, a comprehensive assessment is conducted to identify potential risks within the Company’s compensation program. The Company does not use highly leveraged short-term incentives that could encourage short-term, high-risk strategies at the expense of long-term performance and value. Furthermore, the Compensation Committee is heavily involved in making compensation decisions that are consistent with the Company’s business strategy. The Company’s compensation program promotes consistent, long-term performance by heavily weighting variable compensation so that it rewards executives for favorable operating and financial performance.

Employment Agreements

The Company entered into employment agreements with Messrs. Wilson and Kiernan during fiscal year 2015, and with Messrs. Trafelet, Slack and Brokaw at the end of calendar year 2016. These employment agreements are intended to provide continuity and stability in the leadership of our organization, and generally provide for a minimum annual base salary, a target annual bonus, grants of company shares tied to long-term performance, severance upon a qualifying termination of employment, and restrictive covenants. The employment agreements are described in further detail in “Executive Compensation-Employment Agreements with Named Executive Officers” below.

Indemnification Agreements

The Company has entered into Indemnification Agreements with each of its officers and Directors (each, an “Indemnified Party”). Pursuant to the terms of the agreements, the Company agreed to indemnify each Indemnified Party to the fullest extent permitted by applicable law, against all expenses, judgments, and fines incurred in connection with any legal proceeding brought against an Indemnified Party by reason of the fact that he or she is or was an officer or Director of the Company or by reason of any action taken by him or her while acting on behalf of the Company. The Company also agreed to maintain directors’ and officers’ liability insurance policies at existing coverage levels for as long as an Indemnified Party continues to serve as an officer or Director of the Company and for a period of six years thereafter.

Stock Ownership Guidelines for CEO and Directors

The Company believes that its CEO should have a financially significant investment in the Company so that his or her interest and the interest of the Company’s shareholders are aligned. In furtherance of this goal, in January 2013 the Board of Directors adopted a CEO Stock Purchase Policy requiring the CEO to beneficially own shares in the Company with a value equal to the higher of the market value or the price at which the CEO acquired the stock that is equal to or greater than $250,000 or the lesser amount applicable to a phase-in period (the “Company CEO Target Stock Ownership Requirement”), determined as of the end of each fiscal year. Mr. Trafelet met the Company CEO Target Stock Ownership Requirement throughout fiscal year 2017.

In 2005, the Board of Directors adopted, and the Company’s shareholders approved, a Director stock purchase policy requiring that all Directors own Alico common stock with a market value (or cost, if higher) that is equal to or greater than $200,000 or such lesser amount as is applicable to a phase-in period (the “Company Director Target Stock Ownership Requirement”). To provide Directors serving on the Board of Directors as of the date of the adoption of this policy and new Directors who subsequently join the Board of Directors the opportunity to meet this requirement over a reasonable period of time, each such Director has three years to achieve the overall Company Director Target Stock Ownership Requirement. If the Director is elected to the Board of Directors at a time when there is less than four months remaining in the fiscal year, then the three-year period for overall compliance with the Company Director Target Stock Ownership Requirement would be extended until two years following the end of the next full fiscal year. The Company Director Target

Stock Ownership Requirement will be measured at the end of the phase-in period and annually thereafter at the end of each fiscal year.

Tax Impact on Compensation

Section 162(m) of the Internal Revenue Code (the “Code”) places a $1 million limit on the amount of compensation the Company may deduct for tax purposes in any year with respect to each NEO, exclusive of performance-based compensation that meets applicable requirements. The Company’s executive compensation program is intended to maximize the deductibility of compensation; however, there can be no assurance that all long-term incentive compensation, if and when any is paid to any NEO, will ultimately prove to be deductible to the Company under the Code and applicable U.S. Treasury Regulations. Further, when warranted due to competitive or other factors, the Compensation Committee may decide in certain circumstances to exceed the deductibility limit under Section 162(m) of the Code or to otherwise pay nondeductible compensation.

Executive Compensation

The following table provides information regarding the compensation of our NEOs for fiscal years 2017, 2016 and 2015. This table should be read in conjunction with the Compensation Discussion and Analysis, which sets forth the objectives and other information regarding our executive compensation program.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary(c)	Bonus(d)	Stock Awards(e)		All Other Compensation(i)	Total(j)
Remy W. Trafelet (1)	2017	$300,000	$400,000	$1,059,000		$26,817	$1,785,817
President & Chief Executive	2016	$—	$—	$—		$—	$—
Officer	2015	$—	$—	$—		$—	$—

Henry R. Slack (2)	2017	$120,193	$250,000	$794,250		$29,815	$1,194,258
Executive Chairman	2016	$—	$—	$—		$—	$—
	2015	$—	$—	$—		$—	$—

George R. Brokaw (3)	2017	$120,193	$250,000	$794,250		$22,091	$1,186,534
Vice Chairman	2016	$—	$—	$—		$—	$—
	2015	$—	$—	$—		$—	$—

Clayton G. Wilson (4)	2017	$131,731	$—	$97,740		$623,216	$852,687
President & Chief Executive	2016	$406,250	$—	$52,778	(2)	$18,795	$477,823
Officer	2015	$539,615	$562,500	$56,250		$10,154	$1,168,519

John E. Kiernan (5)	2017	$360,000	$200,000	$39,923		$22,795	$622,718
Executive Vice President,	2016	$325,000	$175,000	$40,139		$18,715	$558,854
Chief Financial Officer and	2015	$106,250	$65,000	$—		$180	$171,430
Corporate Secretary

W. Mark Humphrey, CPA (6)	2017	$104,616	$—	$—		$9,461	$114,077
Former Chief Accounting Officer	2016	$200,000	$75,000	$—		$160,981	$435,981
	2015	$158,076	$—	$—		$277,146	$435,222

Richard Rallo, CPA (7)	2017	$56,250	$7,500	$—		$1,150	$64,900
Chief Accounting Officer	2016	$—	$—	$—		$—	$—
	2015	$—	$—	$—		$—	$—

James Sampel (8)	2017	$200,000	$35,000	$—		$19,205	$254,205
Chief Information Officer	2016	$150,000	$45,000	$—		$67,809	$262,809
	2015	$—	$—	$—		$—	$—

Steven C. Lewis, CPA (9)	2017	$200,000	$—	$—		$16,462	$216,462
Former Treasurer	2016	$200,000	$30,000	$—		$18,213	$248,213
	2015	$181,154	$35,000	$—		$11,490	$227,644

(1)	Mr. Trafelet began serving as President and Chief Executive Officer on December 31, 2016.

(2)	Mr. Slack began serving as Executive Chairman on December 31, 2016. As of June 26, 2017, Mr. Slack agreed to waive his salary.

(3)	Mr. Brokaw began serving as Vice Chairman on December 31, 2016. As of June 26, 2017, Mr. Brokaw agreed to waive his salary.

(4)	Mr. Wilson resigned from the Company effective December 31, 2016.

(5)	Mr. Kiernan began serving as Senior Vice President and Chief Financial Officer on June 1, 2015.

(6)	Mr. Humphrey resigned from the Company effective April 3, 2017.

(7)	Mr. Rallo began serving as Chief Accounting Officer on June 30, 2017.

(8)	Mr. Sampel began serving as Chief Information Officer on December 31, 2015.

(9)	Mr. Lewis resigned from the Company effective October 4, 2017.

Columns ((f)-(h)) have been omitted as they are not applicable.

Salary (Column (c))

The amounts reported in Column (c) represent base salaries paid to each of the NEOs for each of the last three completed fiscal years and also includes $37,500, $56,250 and $37,500 in Director fees received by Mr. Wilson in fiscal years 2017, 2016 and 2015, respectively.

Bonuses (Column (d))

The amounts reported in Column (d) represent signing bonuses paid to Mr. Trafelet, Mr. Slack and Mr. Brokaw in connection with their employment agreements and discretionary bonuses paid to each of the NEOs for the last three completed fiscal years, as indicated.

Stock Awards (Column (e))

The amounts reported in Column (e) for Mr. Trafelet, Mr. Slack and Mr. Brokaw represent stock options awards received with the execution of their employment agreements. The fair value of the option grants was estimated on the date of grant using a Monte Carlo valuation model. For information on the assumptions used to calculate the fair value of stock option grants, refer to Note 11. Common Stock and Options Stock Options of our financial statements for the year ended September 30, 2017 contained in our Form 10-K filed with the SEC on December 11, 2017.

The amounts reported in Column (e) for Mr. Wilson include the value of stock received in lieu of cash fees for his service as a Director, $28,125 and $56,250 for fiscal years 2016 and 2015, respectively.

Messrs. Wilson and Mr. Kiernan each entered into Restricted Stock Award Agreements with the Company on March 8, 2016. During fiscal year 2017, 3,600 and 1,333 shares vested for Messrs. Wilson and Mr. Kiernan, respectively, representing $97,740 and $39,923, respectively. In fiscal year 2016, 900 and 1,333 shares vested for Messrs. Wilson and Mr. Kiernan, respectively, for $24,653 and $40,139, respectively.

All Other Compensation (Column (i))

The amounts reported in Column (i) represent the aggregate dollar amount for each NEO for perquisites and other personal benefits, tax reimbursements, Company contributions to the Company’s 401(k) retirement plans, insurance premiums for life insurance policies amounts paid to Mr. Wilson and Mr. Humphrey under their respective Separation and Consulting Agreements and consulting fees paid to Mr. Sampel prior to his employment. The following table shows and explains the specific amounts included in Column (i) of the Summary Compensation Table for fiscal year 2017. Under SEC Rules, the Company is required to identify by type all perquisites and other personal benefits for an NEO if the total value for that individual equals or exceeds $10,000, and to report and quantify each perquisite or personal benefit that exceeds the greater of $25,000 or 10% of the total amount for that individual. For purposes of uniformity, all information regarding perquisites has been provided for each NEO, not just those meeting the $10,000 threshold.

Name	Perquisites and Other Personal Benefits(1)	Company Contributions to Retirement Plan	Insurance Premiums (2)	Payments Related to Separation and Consulting Agreements and Employment (3)	Total
Remy W. Trafelet	$—	$2,308	$24,509	$—	$26,817
Henry R. Slack	$—	$—	$29,815	$—	$29,815
George R. Brokaw	$—	$1,250	$20,841	$—	$22,091
Clayton G. Wilson	$216	$3,231	$7,269	$612,500	$623,216
John E. Kiernan	$1,440	$13,273	$8,082	$—	$22,795
Mark Humphrey, CPA	$—	$4,431	$5,030	$—	$9,461
Richard Rallo, CPA	$—	$—	$1,150	$—	$1,150
James Sampel	$—	$11,123	$8,082	$—	$19,205
Steven C. Lewis, CPA	$—	$8,631	$7,831	$—	$16,462

(1)
Perquisites and other personal benefits are valued on the basis of the aggregate incremental cost to the Company, including but not limited to, dividends paid on unvested stock, the cost to the Company for Company cars used for commuting and other personal transportation.

(2)	Represents applicable premiums paid on health and life insurance policies for each of the NEOs.

(3)	See “Separation and Consulting Agreements with Certain Named Executive Officers” for further discussion on payments related to Separation and Consulting Agreements.

Total Compensation (Column (j))

The amounts reported in Column (j) are the sum of Columns (c) through (i) for each of the NEOs. All compensation amounts reported in Column (j) include amounts paid and amounts deferred.

Grants of Plan-Based Awards in Fiscal Year 2017

In fiscal year 2017 Mr. Trafelet received a stock option grant of 300,000 shares of common stock and Messrs Slack and Brokaw each received stock option grants of 225,000 shares of common stock, on December 31, 2016 at an exercise price of $27.15 per share.

Grants of Plan-Based Awards
Name	Type of Award (1)	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards Threshold/Target/Maximum (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Remy Trafelet	Stock Options	December 31, 2016		300,000	$27.15	$1,059,000
Henry R. Slack	Stock Options	December 31, 2016		225,000	$27.15	$794,250
George Brokaw	Stock Options	December 31, 2016		225,000	$27.15	$794,250

(1)	See “Employment Agreements with Named Executive Officers” below for further discussion on stock options including vesting criteria.

(2)
The Option Grants will vest as follows:  (i) 25% of the options will vest if the price of the Company’s common stock during a consecutive 20-trading day period exceeds $60.00; (ii) 25% of the options will vest if such price exceeds $75.00; (iii) 25% of the options will vest if such price exceeds $90.00; and (iv) 25% of the options will vest if such price exceeds $105.00.

(3)
The fair value of the option grants was estimated on the date of grant using a Monte Carlo valuation model. For information on the assumptions used to calculate the fair value of stock option grants, refer to Note 11. Common Stock and Options Stock Options of our financial statements for the year ended September 30, 2017 contained in our Form 10-K filed with the SEC on December 11, 2017.

Employment Agreements with Named Executive Officers

Employment Arrangements with Remy W. Trafelet, Henry R. Slack, and George R. Brokaw
On December 31, 2016, the Company entered into new employment agreements (collectively, the “Employment Agreements”) with each of Remy W. Trafelet, Henry R. Slack, and George R. Brokaw (collectively, the “Executives”). As previously announced, Mr. Trafelet will serve as the President and Chief Executive Officer of the Company, Mr. Slack will serve as the Executive Chairman of the Company, and Mr. Brokaw will serve as the Executive Vice Chairman of the Company, and each of them will continue to serve on the Company’s Board of Directors. The Employment Agreements provide for an annual base salary of $400,000 in the case of Mr. Trafelet and $250,000 in the case of each of Messrs. Slack and Brokaw and, additionally, provide for payment to the Executives an amount in cash equal to $400,000 to Mr. Trafelet and $250,000 to each of Messrs. Slack and Brokaw within five business days of December 31, 2016. A stock option grant of 300,000 options in the case of Mr. Trafelet and 225,000 options in the case of each of Messrs. Slack and Brokaw (collectively, the “Option Grants”) was also provided. The Option Grants will vest as follows: (i) 25% of the options will vest if the price of the Company’s common stock during a consecutive 20-trading day period exceeds $60.00; (ii) 25% of the options will vest if such price exceeds $75.00; (iii) 25% of the options will vest if such price exceeds $90.00; and (iv) 25% of the options will vest if such price exceeds $105.00. If the applicable stock price hurdles have not been achieved by (A) the second anniversary of the Executive’s termination of employment, if the Executive’s employment is terminated due to death or disability, (B) the date that is 18 months following the Executive’s termination of employment, if the Executive’s employment is terminated by the Company without cause, by the Executive with good reason, or due to the Executive’s retirement, or (C) the date of the termination of the Executive’s employment for any other reason, then any unvested options will be forfeited. In addition, if the applicable stock price hurdles have not been achieved by the fifth anniversary of the grant date (or the fourth anniversary of the grant date, in the case of the tranche described in clause (i) above), then any unvested options will be forfeited. The Option Grants will also become vested to the extent that the applicable stock price hurdles are satisfied in connection with a change in control of the Company.
The Employment Agreements also provide that, if the applicable Executive’s employment is terminated by the Company without “cause” or the applicable Executive resigns with “good reason” (as each such term is defined in the Employment Agreements), then, subject to his execution, delivery, and non-revocation of a general release of claims in favor of the Company, the Executive will be entitled to cash severance in an amount equal to 24 months (in the case of Mr. Trafelet) or 18 months (in the case of Messrs. Slack and Brokaw) of the Executive’s annual base salary.
The Employment Agreements include various restrictive covenants in favor of the Company, including a confidentiality covenant, a non-disparagement covenant, and 12-month post-termination noncompetition and customer and employee non-solicitation covenants.

Clayton G. Wilson

On April 20, 2015, the Company entered into an employment agreement with Mr. Wilson, which provided for an annual base salary of $350,000 (retroactive to January 1, 2014), a target annual bonus equal to 75% of his annual base salary, and an initial equity award grant of 4,500 restricted shares of the Company’s common stock vesting 20% per year on each of the first five anniversaries of the grant date (the “Wilson Sign-On Grant”). All previously unvested shares vested effective December 31, 2016 pursuant to the terms of a Separation and Consulting Agreement further described in "Separation and Consulting Agreements with Certain Named Executive Officers." Mr. Wilson was also eligible to participate in the Company’s Stock Incentive Plan of 2015 on terms and conditions substantially similar to the terms and conditions of long-term incentive awards granted to the Company’s other executive officers.

John E. Kiernan

On June 1, 2015, the Company entered into an employment agreement with John E. Kiernan, which provides for an annual base salary of $325,000, a target annual bonus equal to 50% of his annual base salary and an initial equity award grant of 4,000 restricted shares of the Company’s common stock that vests in equal installments on each of the first three anniversaries of the grant date (the “Kiernan Sign-On Grant”) and an additional equity award grant of 4,000 restricted shares of the Company’s common stock that vests in full on the fifth anniversary of the grant date (the “Kiernan Additional Grant”), in each case subject to continued employment.

On November 27, 2017, Mr. Kiernan received and equity award grant of 5,000 restricted shares of the Company’s common stock that vest in equal annual installments over three years with the first set of shares vesting on June 1, 2018.

Mr. Kiernan’s employment agreement also includes various restrictive covenants in favor of the Company, including a confidentiality covenant, a non-disparagement covenant, and 12-month post-termination noncompetition and customer and employee non-solicitation covenants.

Richard Rallo

On June 19, 2017, the Company entered into an employment offer letter (the “Offer Letter”) with Mr. Rallo establishing his compensation. The Offer Letter provides for Mr. Rallo to receive an annual base salary $225,000 and he is eligible for discretionary performance bonuses of up to 25% of his annual salary. Mr. Rallo’s employment with the Company is at-will.

Separation and Consulting Agreements with Certain Named Executive Officers

Clayton G. Wilson

On December 31, 2016, the Company entered into a Separation and Consulting Agreement with Clayton G. Wilson (the “Separation and Consulting Agreement”), the Company’s Chief Executive Officer, pursuant to which, as previously announced, Mr. Wilson stepped down as Chief Executive

Officer of the Company effective as of December 31, 2016. Under the Separation and Consulting Agreement, Mr. Wilson also acknowledged and agreed that he will continue to be bound by the restrictive covenants set forth in his Employment Agreement with the Company. The Separation and Consulting Agreement provides that, subject to his execution, delivery, and non-revocation of a general release of claims in favor of the Company, Mr. Wilson is entitled to vesting of any unvested portion of the restricted stock award granted to him on March 8, 2016. In addition, the Separation and Consulting Agreement provides that Mr. Wilson will serve as a consultant to the Company during 2017 and will receive an aggregate consulting fee of $750,000 for such services (payable $200,000 in an initial lump sum, $275,000 in a lump sum on July 1, 2017, and $275,000 in six equal monthly installments commencing July 31, 2017 and ending December 31, 2017). If the Company terminates the consulting period for any reason, it will continue to pay the consulting fees described in the immediately preceding sentence, subject to Mr. Wilson’s continued compliance with the restrictive covenants set forth in his employment agreement.

Outstanding Equity Awards at Fiscal Year End 2017

The following table shows the number of exercisable and unexercisable stock options and stock grants held by our named executive officers at September 30, 2017.

	Stock Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date (1)	Number of Shares or Units or Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)
Remy Trafelet	300,000	$27.15	12/31/2021	—	$—
George Brokaw	225,000	$27.15	12/31/2021	—	$—
Henry Slack	225,000	$27.15	12/31/2021	—	$—
John Kiernan	—	$—	—	5,334	$182,156

(1)	See “Employment Agreements with Named Executive Officers” above for further discussion on stock options including vesting criteria.

Option Exercises and Stock Vested in Fiscal Year 2017

No options were exercised during fiscal year 2017 by any of the NEOs, and there were no stock options vested and outstanding as of September 30, 2017. As a result of Mr. Wilson’s resignation, his remaining 3,600 unvested shares vested as of the date of his resignation, which was December 31, 2016. Mr. Kiernan entered into Restricted Stock Award Agreements with the Company on March 8, 2016 of which 1,333 shares vested in fiscal year 2017 pursuant to this agreement.

OPTION EXERCISES AND STOCK VESTED
	STOCK AWARDS
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Clayton G. Wilson	3,600	$97,740
John E. Kiernan	1,333	$39,923

Nonqualified Deferred Compensation
None of our NEOs participate in any nonqualified defined contribution plan.

Potential Payments upon Termination or Change of Control

Remy W. Trafelet, Henry R. Slack, and George R. Brokaw

The employment agreement of Mr. Trafelet provides that in the event of a termination by the Company without Cause or by the Executive for Good Reason subject to the Executive’s continued compliance with the covenants set forth herein and his execution and non-revocation of a general release of claims in favor of the Company within the time period set forth therein, in addition to any accrued base salary, and (ii) any rights or payments that are vested benefits or that the Executive is otherwise entitled to receive at or subsequent to the Date of Termination under any Employee Benefit Plan or any other contract or agreement with the Company or any of its subsidiaries, which shall be payable in accordance with the terms of such Employee Benefit Plan or contract or agreement, except as explicitly modified by this Agreement, including, without limitation, any accrued vacation or any of the Executive’s business expenses, the Executive shall be entitled to continuation of his Annual Base Salary for 24 months following the Date of Termination (the “Severance Payment”); provided, however, that the first such installment shall be paid on the 60th day following the Date of Termination and the first payment shall include any portion of the Severance Payment that would have otherwise been payable during the period between the Date of Termination and such payment date. Notwithstanding the foregoing, in the event that the Date of Termination occurs within two years following a Change in Control (as defined in the Alico, Inc. Stock Incentive Plan of 2015 (the “Plan”)) that also constitutes a “change in control event” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), the Severance Payment shall be paid in a lump sum within 30 days following the Date of Termination, subject to the Executive’s execution and non-revocation of the Release within the time period set forth therein and the six-month delay provisions of Section 20. The employment agreements of Messrs. Slack and Brokaw contain similar termination and change in control provisions except that they provide for 18 months of severance as opposed to Mr. Trafelet’s 24 months.

John E. Kiernan

The employment agreement with Mr. Kiernan provides that, if the Company terminates Mr. Kiernan’s employment without cause or if, following a change of control of the Company, Mr. Kiernan resigns for good reason, then Mr. Kiernan will be entitled to receive, subject to his execution, delivery, and non-revocation of a release of claims, an amount equal to his base salary for the most recently completed fiscal year. The Kiernan Sign-On Grant will also vest fully and immediately upon such a termination and, the Kiernan Additional Grant will vest on a pro rata basis (fully and immediately, if such termination follows a change of control of the Company) upon such a termination.

The following table sets forth estimates of the amounts payable to each of the NEOs under their respective agreements, assuming a change-in-control occurred or the NEO experienced a qualifying termination of employment under their agreements on September 30, 2017.

Named Executive Officer	Termination Without Cause prior to Change-in-Control (1)	Resignation for Good Reason prior to Change-in-Control (2)	Termination Without Cause or resignation for Good Reason Following a Change-in-Control (3)
Remy W. Trafelet	$800,000	$800,000	$800,000
Henry R. Slack	$375,000	$375,000	$375,000
George R. Brokaw	$375,000	$375,000	$375,000
John E. Kiernan	$542,122	$—	$542,122	(4)

(1)	Amounts in this table are payable over 24 months for Mr. Trafelet, 18 months for Mr. Slack and Mr. Brokaw and 12 months for Mr. Kiernan.

(2)	Amounts in this table are payable over 24 months for Mr. Trafelet and 18 months for Mr. Slack and Mr. Brokaw.

(3)	Amounts in this table are payable in a lump sum.

(4)	Amounts in this table equal the amount of cash severance plus the value of plan-based stock award vesting due to Mr. Kiernan under his employment agreement.

Certain Relationships and Related Party Transactions

Alico may engage in a transaction or series of transactions with our directors, executive officers and certain persons related to them. All such transactions are subject to approval or ratification in accordance with a written related person transaction policy adopted by the Board of Directors. This policy defines a “related person” as: (1) any person who is, or at any time since the beginning of Alico’s last fiscal year was, a director or executive officer of Alico or a nominee to become a Director of Alico; (2) any person who is known to be the beneficial owner of more than 5% of any class of Alico’s voting securities; (3) any immediate family member of any of the foregoing persons, and any person (other than domestic employees or tenant) sharing the household of such person; and (4) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest. This policy defines a “related person transaction” as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) that occurred since the beginning of Alico’s most recent fiscal year in which (1) Alico was, is or will be a participant, (2) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year; and (3) any related person had, has or will have a direct or indirect material interest.

Under Alico’s policy, all related person transactions are to be approved by the Audit Committee or an ad hoc subcommittee comprised of independent directors (including at least one audit committee financial expert) in certain circumstances. In reviewing related person transactions, the Audit Committee or ad hoc subcommittee will consider all relevant material facts and circumstances available to it, including the benefits of the transaction to Alico, the nature and extent of the related person interest, the impact on any interested Director’s independence and judgment to act in the best interests of Alico and whether the transaction is on terms no less favorable than those generally available to an unaffiliated third party under similar circumstances. The following transactions were pre-approved under this policy, subject to certain limitations: (1) employment of executive officers if compensation is required to be reported in Alico’s Annual Report on Form 10-K or this proxy statement or if the officer is not an immediate family member of a related person and the compensation was approved or recommended for approval by the Compensation Committee; (2) Director compensation or reimbursement and reimbursement of expenses in connection with such service if consistent with a Board of Directors-approved reimbursement policy; (3) reimbursement of employee expenses if consistent with a Board of Directors-approved reimbursement policy; (4) transactions where the related person’s interest arises solely from owning Alico common stock and all holders of Alico common stock receive the same benefit on a pro rata basis; (5) transactions available to all Alico employees generally; (6) charitable contributions, grants or endowments to an organization where the related person is an employee or director (but not an executive officer) if the aggregate amount does not exceed the lesser of $200,000 or 2% of the organization’s total annual receipts, expenditure or assets; and (7) transactions previously approved by the Audit Committee prior to the adoption of the policy.

In addition, the policy provides that the Audit Committee or ad hoc subcommittee, as applicable, will not approve or recommend a “subject transaction” during the period ending on the earlier of September 2020 and the date when the “investor group” files an amended Schedule 13D indicating an aggregate voting interest in Alico of less than 40% unless the definitive transaction agreement related to it expressly conditions the closing of the subject transaction on the receipt of the affirmative vote of a majority of shares of Alico common stock voted on the matter that are not held beneficially or of record by the investor group. For this purpose, the “investor group” means (1) any officer, manager or controlled affiliate of 734 Investors, LLC, (2) any officer, manager or member of 734 Agriculture, LLC, or any of their controlled affiliates, or (3) any immediate family members of the foregoing, and a “subject transaction” means a transaction in which a related person that is also a member of the investor group proposes to transfer or dispose of to Alico any business, assets or properties owned or controlled by that related person and involves consideration payable by Alico in excess of $200 million to such related person, or would involve the issuance to such related person of more than 20% of Alico’s outstanding common stock (after giving effect to the stock issuance).

734 Investors and 734 Agriculture

On November 19, 2013, 734 Agriculture and its affiliates, including 734 Investors, acquired all of the approximately 51% of Alico’s common stock then owned by Atlanticblue Group, Inc. (the “Share Purchase”). 734 Investors now beneficially owns, directly or indirectly, with affiliates, including Messrs. Trafelet and Brokaw, approximately 59.5% of the outstanding shares of the Company’s common stock and possesses the voting power to control the election of the Company’s Directors and any other matter requiring the affirmative vote or consent of the Company’s shareholders. 734 Agriculture is the sole managing member of 734 Investors. By virtue of their ownership percentage, 734 Investors and 734 Agriculture are able to elect all of the Directors and, consequently, control Alico. Messrs. Brokaw and Trafelet, who are directors of Alico, are the two controlling persons of 734 Agriculture.

Shared Services Agreement
Effective January 1, 2017, Alico and Trafelet Brokaw Capital Management, L.P. (“TBCM”) entered into a shared services agreement under which TBCM provides shared office space at TBCM’s offices in New York, New York and certain related administrative support services to Alico.  Messrs. Brokaw and Trafelet, who are Directors and, as of December 31, 2016, are executive officers, of Alico, are Managing Partners of TBCM. Alico reimburses TBCM for TBCM’s actual costs of providing office space and providing such administrative services (including internal allocations), in consultation with Alico. The initial term of the agreement is for one year and is thereafter automatically renewed for additional 1-year periods unless terminated by Alico. During fiscal year 2017, Alico paid approximately $564,000 to TBCM pursuant to the shared services agreement.

Audit Committee Report

The Audit Committee had primary responsibility for interacting with the Company’s independent auditors during the preparation of the audited financial statements for the fiscal year ended September 30, 2017 (the “audited financial statements”). The Audit Committee consisted of the following independent Directors: Benjamin D. Fishman (Chairman), R. Greg Eisner, W. Andrew Krusen, Jr. and Joseph S. Sambuco.

Benjamin D. Fishman was designated Audit Committee financial expert and was qualified to act in such capacity. The Audit Committee prepared the following report on its activities with respect to the Company’s audited financial statements for the fiscal year ended September 30, 2017:

•	The Audit Committee has reviewed and discussed the audited financial statements with management of the Company.

•
The Audit Committee has discussed with RSM US LLP, the Company’s independent auditors, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as amended or supplemented and as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

•
The Audit Committee has received from RSM US LLP the written disclosures and the letter required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committee Concerning Independence and has discussed and confirmed with RSM US LLP its independence with respect to Alico.

•
Based on and relying on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017, for filing with the SEC.

Audit Committee for Fiscal Year Ended September 30, 2017:

Benjamin D. Fishman, Chairman
R. Greg Eisner
W. Andrew Krusen, Jr.
Joseph S. Sambuco

PROPOSAL 2:
RATIFICATION OF THE SELECTION OF RSM US LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected RSM US LLP as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending September 30, 2018. RSM US LLP currently serves as our independent registered public accounting firm.

Representatives of RSM US LLP will be present at the Annual Meeting with an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Shareholder Ratification of the Appointment of Independent Registered Public Accountants

We are asking our shareholders to ratify the selection of RSM US LLP as our independent registered public accounting firm. Although ratification is not required by our articles of incorporation, Amended and Restated Bylaws or otherwise, the Board of Directors is submitting the selection of RSM US LLP to our shareholders for ratification as a matter of good corporate practice. In the event the appointment is not ratified by our shareholders, the appointment will be reconsidered by the Audit Committee and the Board of Directors. Even if the selection is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interest of the Company and our shareholders.

Independent Registered Public Accounting Firm

Fees incurred relating to services provided by RSM US LLP for the fiscal years ended September 30, 2017 and 2016 were as follows:

	2017	2016
Audit Fees(1)	$429,170	$362,187
Audit Related Fees(2)	$14,832	$—
Tax Fees(3)	$—	$—
All Other Fees(4)	$—	$—
Total	$444,002	$362,187

(1)
Audit fees include the aggregate fees billed by RSM US LLP for professional services and expenses rendered for the annual audit and quarterly reviews of the Company’s consolidated financial statements for the fiscal years ended September 30, 2017 and 2016 and assessment of the Company’s internal controls over financial reporting and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees billed by RSM US LLP for assurance and related services that were reasonably related to the performance of the audit or review of the Company’s consolidated financial statements.

(3)	Tax fees include fees billed by RSM US LLP for professional services rendered for tax compliance, advice and planning services for the fiscal years ended September 30, 2017 and 2016.

(4)	RSM US LLP did not bill for any services other than those listed above for the fiscal years ended September 30, 2017 and 2016.

The Audit Committee Charter requires that the Audit Committee pre-approve all services performed by the Company’s registered public accounting firm. To fulfill that requirement, the Company’s independent registered public accounting firm, RSM US LLP, provides a proposal to the Audit Committee for all services it proposes to provide and the Audit Committee then approves the proposal as appropriate. During fiscal years 2017 and 2016, 100% of the services provided by RSM US LLP were pre-approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF RSM US LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2018.

PROPOSAL 3:
ADVISORY APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Executive compensation is an important matter to us and to our shareholders. We are asking our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the SEC’s rules.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate and retain our executive officers, including our NEOs, who are critical to our strategic goals and success. Under our executive compensation program, our NEOs receive compensation that encourages both near-term and long-term growth and success through compensation linked to performance standards aimed to increase shareholder value. Please read the “Compensation Discussion and Analysis” and “Executive Compensation” sections for additional details about our executive compensation programs, including information about the fiscal year 2017 compensation of our NEOs.

The Compensation Committee bases its executive compensation decisions on our compensation objectives, which include the following:

•	aligning management’s incentives with the interests of our shareholders;

•	providing competitive compensation to our NEOs;

•	rewarding NEOs for past performance and motivating them to excel in the future; and

•	rewarding superior performance of both the Company and each individual executive and encouraging actions that promote our near-term and long-term strategic goals

We believe that our existing compensation programs have been effective at motivating our NEOs to achieve superior performance and success for us, aligning compensation with performance measures and shareholder interests and enabling us to attract, retain and motivate talented executive officers.

Pursuant to Section 14A of the Exchange Act, our shareholders are entitled to an advisory vote to approve the compensation of our NEOs. This advisory vote is commonly known as a “say-on-pay” proposal. Accordingly, in compliance with these requirements and as a matter of good corporate governance, we are asking our shareholders to approve the following resolution at our Annual Meeting:

RESOLVED, that the shareholders of Alico, Inc. (the “Company”) approve, on an advisory (non-binding) basis, the compensation of the Company’s Named Executive Officers, as disclosed pursuant to SEC rules, including the Compensation Discussion and Analysis, the compensation tables and associated narrative discussion.

The say-on-pay vote is advisory, and therefore, not binding on the Company, our Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee

value the opinions of our shareholders, however, and will review and consider the outcome of this advisory vote when making future compensation decisions for our NEOs.

This advisory vote will be approved if it receives the affirmative vote of the majority of the shares of common stock present at the meeting, in person, or represented by proxy and entitled to vote on this proposal that are voted “for” or “against” the matter. Abstentions and broker “non-votes” will not affect the outcome of the vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU INDICATE YOUR SUPPORT FOR THE COMPANY’S COMPENSATION PHILOSOPHY, POLICIES, AND PROCEDURES BY VOTING “FOR” THE ADVISORY APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 4:
ADVISORY VOTE ON THE FREQUENCY OF THE COMPANY'S NAMED EXECUTIVE OFFICERS COMPENSATION PROGRAM (SAY-ON-PAY) ADVISORY VOTE

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are seeking a vote from our shareholders as to the frequency with which shareholders would have an opportunity to provide an advisory approval of our executive compensation program. We are providing shareholders the option of selecting a frequency of one, two or three years, or abstaining. For the reasons described below, we recommend that our shareholders select a frequency of three years, or a triennial vote.

Our executive compensation program is designed to support long-term value creation, and a triennial vote will allow shareholders to better judge our executive compensation program in relation to our long-term performance. One of the core principles of our executive compensation program is to ensure management's interests are aligned with our shareholders' interests to support long-term value creation. We encourage our officers to focus on long-term performance, and recommend a triennial vote which would allow our executive compensation programs to be evaluated over a similar time-frame and in relation to our long-term performance.

A triennial vote will provide us with the time to thoughtfully respond to our shareholders' sentiments and implement any necessary changes. We carefully review changes to our program to maintain the consistency and credibility of the program which is important in motivating and retaining our employees. We therefore believe that a triennial vote is an appropriate frequency to provide our Compensation Committee sufficient time to thoughtfully consider shareholders' input and to implement any appropriate changes to our executive compensation program, in light of the timing that would be required to implement any decisions related to such changes.

The Board of Directors recommends that our shareholders select "Three Years" when voting on the frequency of advisory votes on the executive compensation program advisory vote. Although the advisory vote is non-binding, our Board will consider the results of the vote in making a determination concerning the frequency of advisory votes on the executive compensation program.

OTHER BUSINESS

The Board of Directors is aware of no other matter that will be presented for action at the meeting. If any other matter requiring a vote of the shareholders properly comes before the meeting, the persons authorized under management proxies will vote and act according to their best judgment.

SHAREHOLDER PROPOSALS

Shareholder proposals intended to be presented at the next Annual Meeting of Shareholders should be sent by certified mail, return receipt requested, and must be received by the Company at its principal executive offices (Attention: Corporate Secretary) by September 28, 2018 for inclusion in the Proxy Statement and the form of proxy for that meeting. Such proposals may be made only by persons who are shareholders, beneficially or of record, on the date the proposals are submitted and who continue in such capacity through the 2019 Annual Meeting of Shareholders date, of at least 1% or $2,000 in market value of securities entitled to be voted at the meeting and have held such securities for at least one year.

Shareholders who otherwise wish to present a proposal or nominate directors at the 2019 Annual Meeting of Shareholders must deliver written notice of the proposal to our Corporate Secretary at our principal executive offices, no earlier than September 30, 2018 and no later than October 30, 2018 (provided, however, that if the 2019 Annual Meeting is held earlier than January 29, 2019 or later than April 28, 2019, proposals must be received no earlier than the close of business on the later of the 120th day prior to the 2019 Annual Meeting or the 10th day following the day on which public announcement of the 2019 Annual Meeting is first made). The submission must include certain information concerning the shareholder and the proposal, as specified in the Company’s Amended and Restated Bylaws. Our Amended and Restated Bylaws are included as an exhibit to a Current Report on Form 8-K filed with the SEC on January 25, 2013, which you may access through the SEC’s electronic data system called EDGAR at www.sec.gov. You may also request a copy of our Amended and Restated Bylaws by contacting our Corporate Secretary at our principal executive offices.

SHAREHOLDERS SHARING AN ADDRESS

Alico will deliver only one Proxy Statement to multiple shareholders sharing an address unless Alico has received contrary instructions from one or more of its shareholders. Alico undertakes to deliver promptly, upon written or oral request, a separate copy of this Proxy Statement to a shareholder at a shared address to which a single copy of this Proxy Statement is delivered. A shareholder can notify Alico that the shareholder wishes to receive a separate copy of this Proxy Statement, or a future Proxy Statement, by written request directed to:

Alico, Inc.
10070 Daniels Interstate Court
Suite 100
Fort Myers, FL 33913
(239)226-2000
Attention: John E. Kiernan, Corporate Secretary

Likewise, shareholders sharing an address who are receiving multiple copies of this Proxy Statement and wish to receive a single copy of future Proxy Statements may notify Alico at the address and telephone number listed above.

ANNUAL REPORT ON FORM 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017, as filed with the SEC, is being mailed as Appendix A to this Proxy Statement; however, it is not intended that the Annual Report on Form 10-K be deemed a part of this Proxy Statement or a solicitation of proxies.

A copy of the Annual Report on Form 10-K may also be obtained upon request, and without charge, by writing:
Alico, Inc.
10070 Daniels Interstate Court
Suite 100
Fort Myers, FL 33913
Attention: John E. Kiernan, Corporate Secretary

By Order of the Board of Directors

/s/ John E. Kiernan____________
John E. Kiernan
Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on February 27, 2018:  The Company’s Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2017 are available on our website at http://www.alicoinc.com. In addition, you may access these materials at https://www.materials.proxyvote.com/016230.

2018 Annual Meeting Admission Ticket
2018 Annual Meeting of
ALICO, INC.
February 27, 2018 at 9:30 a.m. Eastern Standard Time
Offices of Shumaker, Loop & Kendrick, LLP
101 E. Kennedy Blvd., Suite 2800 Tampa, Florida 33602

Upon arrival, please present this admission ticket
and photo identification at the registration desk.
Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on February 27, 2018:
The Company’s Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2017 are available on our website at http://www.alicoinc.com. In addition, you may access these materials at https://materials.proxyvote.com/016230.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy - Alico, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS

The undersigned shareholder(s) of Alico, Inc., a Florida corporation (the “Company”), hereby appoints Henry R. Slack and Remy W. Trafelet, or either of them, the proxy or proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of the Company held of record by the undersigned on December 29, 2017, at the Annual Meeting of Shareholders of the Company to be held on Tuesday, February 27, 2018 and at any and all adjournments thereof, with all powers the undersigned would possess if personally present.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement dated January 17, 2018. This proxy card, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, 3 YEARS FOR PROPOSAL 4 AND IN THE DISCRETION OF THE PROXY HOLDERS WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
(Continued and to be signed on the other side)

Admission Ticket
IMPORTANT ANNUAL MEETING INFORMATION
Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on February 27, 2018.
Vote by Internet
Go to www.investorvote.com/ALCO
Or scan the QR code with your smartphone
Follow the steps outlined on the secure website

Vote by telephone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒
Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A. Proposals - The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3 and 3 Years for Proposal 4.

1. ELECTION OF DIRECTORS: For Withhold         For Withhold         For Withhold
01 - George R. Brokaw        ☐ ☐        02 - R. Greg Eisner    ☐ ☐     03 - Benjamin D. Fishman ☐ ☐

04 - W. Andrew Krusen, Jr.        ☐ ☐        05 - Henry R. Slack    ☐ ☐     06 - Remy W. Trafelet ☐ ☐

07 - Joseph S. Sambuco        ☐ ☐
For Against Abstain
2. RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF        ☐ ☐ ☐
RSM US LLP AS THE COMPANY’S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2018

For Against Abstain
3.THE ADVISORY APPROVAL OF THE COMPENSATION OF             ☐ ☐     ☐
THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN
THE COMPANY’S PROXY STATEMENT

3 Years 2 Years 1 Year Abstain
4. THE ADVISORY APPROVAL OF THE FREQUENCY OF THE ☐ ☐ ☐ ☐
COMPANY'S NAMED EXECUTIVE OFFICERS COMPENSATION
PROGRAM (SAY-ON-PAY) ADVISORY VOTE

5. IN THEIR DISCRETION, THE PROXY OR PROXIES ARE
AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY
PROPERLY COME BEFORE THE MEETING OR ANY AND ALL
ADJOURNMENTS THEREOF.

B. Non-Voting Items
Change of Address - Please print new address below.

_________________________________________________________________

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

C. Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below
(Executors, Administrators, Trustees, Guardians, etc. will so indicate when signing.)

Date (mm/dd/yyyy) - Please print date below. Signature 1 - Please keep signature within the box.    Signature 2 - Please keep signature within the box.

______________________________________________________________________________________________________________________________________________